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                                                                    EXHIBIT 10-1

                       LIMITED LIABILITY COMPANY AGREEMENT
                                       OF
                       KEYSTONE NEW JERSEY ASSOCIATES, LLC
                      A DELAWARE LIMITED LIABILITY COMPANY

     THIS LIMITED LIABILITY COMPANY AGREEMENT of KEYSTONE NEW JERSEY ASSOCIATES, LLC (the "COMPANY"), dated and effective as of January 31, 2001, is adopted, executed and entered into by and between Keystone Operating Partnership, L.P., a Delaware limited partnership, and CalEast Industrial Investors, LLC, a California limited liability company (collectively, the "MEMBERS").

                                R E C I T A L S:

     A. The Members desire to form a joint venture for the purpose of acquiring, owning, developing, operating, leasing and selling industrial real properties as further set forth in this Agreement.

     B. On January 31, 2001 (the "FORMATION DATE"), the Company was formed pursuant to the Delaware Limited Liability Company Act, 6 Del. C. ss.18-101 et seq. (as from time to time amended and including any successor statute of similar import, the "ACT") by the filing of the Certificate with the Secretary of State of the State of Delaware in accordance with the Act.

     NOW, THEREFORE, in consideration of the mutual covenants and agreements herein made and intending to be legally bound, the Members hereby agree as follows:

                                   ARTICLE I.
                                   DEFINITIONS

        SECTION 1.1 DEFINITIONS. As used in this Agreement, the following terms have the following meanings:

     "15 DAY PROPERTY CERTIFICATION" shall have the meaning set forth in Section 10.1.

     "ACCEPTANCE PERIOD" shall have the meaning set forth in Section 6.8(A).

     "ACQUISITIONS AND DEVELOPMENT OFFICER" shall have the meaning set forth in
Section 6.2(E).

     "ACT" means the Delaware Limited Liability Company Act, Title 6, ss.ss.18-101 et seq., and any successor statute, as amended from time to time.

     "AFFILIATE" of any particular Person means any other Person controlling, controlled by or under common control with such particular Person, where "control" means the possession, directly or indirectly, of the power to direct the management and policies of a Person whether through the ownership of voting securities, by contract or otherwise.


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     "AGREEMENT" means this Limited Liability Company Agreement, as executed and as amended, modified, supplemented or restated from time to time, as the context requires.

     "ANNUAL OPERATING BUDGET" has the meaning given in Section 6.9.

     "APPROVED" or "APPROVAL" means, with respect to any matter considered or to be considered by the Board, the affirmative vote of a Majority of the members of the Board.

     "ARBITRATION PERIOD" shall have the meaning set forth in Section 10.7(A).

     "ASSIGNEE" shall have the meaning set forth in Section 9.1.

     "BOARD" shall have the meaning set forth in Section 6.1.

     "BOOK VALUE" means, with respect to any Company Property, the Company's adjusted basis for federal income tax purposes, adjusted from time to time to reflect the adjustments required or permitted by Treasury Regulation Section 1.704-1(b)(2)(iv)(d)-(g) (provided that, in the case of permitted adjustments, the Company chooses to make such adjustments); provided, that the Book Value of any asset contributed to the Company shall be equal to the Fair Market Value of the contributed asset on the date of contribution.

     "BREACH OF EXCLUSIVITY" shall be deemed to have occurred if KOP or any of its Affiliates (other than a Keystone Excluded Affiliate) fails to present a New Jersey Investment Opportunity to the Company during the Exclusivity Period as required by Section 3.6.

     "BUSINESS DAY" means any day, other than Saturday, Sunday or a day banks are authorized or required to be closed in Chicago, Illinois.

     "BUYING MEMBER" shall have the meaning set forth in Section 10.6.

     "BUY-SELL DEPOSIT" shall have the meaning set forth in Section 10.4(B).

     "BUY-SELL ELECTION NOTICE" shall have the meaning set forth in Section
10.3.

     "BUY-SELL EVENT" shall mean (a) termination by the Company of the Management Agreement for Cause (as defined in the Management Agreement) (b) a Breach of Exclusivity, or (c) an election by either Member to give a Buy-Sell Notice as a result of a Termination Event as set forth under Section 11.1(B), or
(d) the delivery by either Member of a Buy-Sell Notice at any time after the expiration of the Commitment Period or as a result of an amendment to this Agreement pursuant to Section 12.25 hereof.

     "BUY-SELL NOTICE" shall have the meaning set forth in Section 10.2.

     "BUY-SELL PRICE" shall have the meaning set forth in Section 10.2.

     "CALEAST" means CalEast Industrial Investors, LLC, a California limited liability company.



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     "CALEAST INITIAL CAPITAL" means CalEast's initial capital contribution to the Company in the amount of $33,216,000 to be made as set forth in Section 3.4(B).

     "CALEAST OFFER" shall have the meaning set forth in Section 6.8(B).

     "CALPERS" shall have the meaning set forth in Section 6.1.

     "CALEAST COUNTER OFFER" shall have the meaning set forth in Section 6.8(B).

     "CALPERS OBSERVER" shall have the meaning set forth in Section 6.1.

     "CASH ADJUSTMENT PAYMENT" shall have the meaning set forth in Section 10.7(D)(ii).

     "CAPEX PROPERTY" shall have the meaning set forth in Section 6.8(B).

     "CAPITAL ACCOUNT" shall have the meaning set forth in Section 4.1.

     "CAPITAL CALL" shall have the meaning set forth in Section 3.4(C).

     "CAPITAL CONTRIBUTION" means, with respect to any Member, the contributions made by or on behalf of such Member to the Company pursuant to ARTICLE III, which contributions shall be noted opposite such Member's name on Schedule 3.2, as the same may be amended from time to time, in each case net of any liabilities assumed by the Company from such Member in connection with such contribution and net of any liabilities to which assets contributed by such Member in respect thereof are subject.

     "CAUSE" means (i) the commission of a felony or a crime involving moral turpitude or the commission of any other act or omission involving dishonesty or fraud with respect to the Company or any of its Subsidiaries or any of their customers or suppliers or with respect to its Members, (ii) conduct tending to bring the Company, its Members, or any of its Subsidiaries into public disgrace or disrepute, (iii) substantial or repeated failure to comply with the terms of this Agreement or to perform duties of the office held by the Executive as reasonably directed in writing by the Board, which failure is not cured (if curable) within five (5) days after the Executive receives written notice thereof from the board or, if not reasonably curable within such period, then within forty-five (45) days so long as the Executive is diligently attempting to cure and so long as such failure does not constitute an act or conduct falling within clause (i) or (ii) above, or (iv) negligence or willful misconduct with respect to the Company or any of its Subsidiaries.

     "CERTIFICATE" means the Certificate of Formation of the Company as filed with the Secretary of State of the State of Delaware.

     "CERTIFICATION CONFIRMATION" shall have the meaning set forth in Section 10.1.

     "CHANGE OF CONTROL" means with respect to Keystone; (i) an acquisition by any Person (including any syndicate or group deemed to be a "person" under Section 13(d)(3) of the United States Securities Exchange Act of 1934) of beneficial ownership, directly or indirectly, through a purchase, merger or other acquisition transaction or series of transactions, of shares of capital

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stock of the company entitling such person to exercise 50% or more of the total voting power of all shares of capital stock of the company entitled to vote generally in the elections of directors, other than any such acquisition by the company, any subsidiary of the company or any employee benefit plan of the company; or (ii) any consolidation of the company with, or merger of the company into, any other Person, any merger of another Person into the company, or any conveyance, sale transfer or lease of all or substantially all of the assets of the company to another Person (other than (a) any such transaction (x) which does not result in any reclassification, conversion, exchange or cancellation of outstanding shares of capital stock of the company and (y) pursuant to which the holders of 50% or more of the total voting power of all shares of the company's capital stock entitled to vote generally in the election of directors immediately prior to such transaction have the entitlement to exercise, directly or indirectly, 50% or more of the total voting power of all shares of capital stock entitled to vote generally in the election of directors of the continuing or surviving corporation immediately after such transaction and (b) any merger which is effected solely to change the jurisdiction of incorporation of the company and results in a reclassification, conversion or exchange of outstanding shares of common stock of the company into solely shares of common stock); provided that the following shall not constitute a Change of Control: the merger of KOP and/or KOP's general partner, (A) with another entity, so long as the surviving entity (i) has a net worth and gross asset value (as reasonably determined by CalEast) equal to or greater than the combined net worth and gross asset value of KOP and KOP's general partner immediately prior to the Formation Date, (ii) enjoys a favorable reputation in the industrial real estate community, (iii) is not a direct competitor of LaSalle Investment Management or CalPERS, and (iv) whose business has, as one of its focuses, a focus on industrial properties located in New Jersey or (B) with any of the entities set forth on Schedule 11.1(B) so long as such entities meet the requirements set forth in clause (A)(i) above.

     "CLAIM" shall have the meaning set forth in Section 10.6.

     "CODE" means the Internal Revenue Code of 1986 and any successor statute, as amended from time to time, in effect as of the date hereof. The Board may, in its sole discretion, treat any amendment to the Code as having been in effect as of the date hereof, provided that such amendment does not result in a material change in the rights or obligations of any Member under this Agreement.

     "COMMITMENT PERIOD" means, with respect to each Member, the period of time ending at 11:59 p.m. Central Time on the date which is twenty-four (24) months from the date on which title to the Initial Portfolio transfers to the Company.

     "COMPANY" means the Delaware limited liability company formed pursuant to the Certificate and this Agreement, as such limited liability company may be constituted from time to time, and including its successors.

     "COMPANY MINIMUM GAIN" has the meaning set forth for "partnership minimum gain" in Treasury Regulation Section 1.704-2(d).

     "COMPANY PROPERTY" means each Proposed Investment acquired by the Company.



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     "CONFIDENTIAL INFORMATION" means information that is not generally known to the public and that is used, developed or obtained by the Company or any of its Affiliates or subsidiaries in connection with their respective businesses, including but not limited to (i) financial information and projections, (ii) business strategies, (iii) products or services, (iv) fees, costs and pricing structures, (v) designs, (vi) analysis, (vii) drawings, photographs and reports,
(viii) computer software, including operating systems, applications and program listings, (ix) flow charts, manuals and documentation, (x) data bases, (xi) accounting and business methods, (xii) inventions, devices, new developments, methods and processes, whether patentable or unpatentable and whether or not reduced to practice, (xiii) customers and clients and customer or client lists,
(xiv) copyrightable works, (xv) all technology and trade secrets, and (xvi) all similar and related information in whatever form.

     "CONTRACT" means that certain contribution and sale agreement by and between Keystone New Jersey, L.P., a Delaware limited partnership, Nixon Park, LLC, a Delaware limited liability company, and the Company pursuant to which the Contributed Property will be contributed and the Sold Properties will be, sold to the Company, and which KOP and CalEast have joined in the execution thereof for certain limited purposes, to be executed by the Company only upon Approval by a Majority of the Board pursuant to Section 3.1(A).

     "CONTRIBUTED PROPERTY" means the improvements and leasehold estate designated on Schedule 3.4(B) as the Contributed Property which shall be contributed to the Company by KOP (or its Affiliates) as part of its Capital Contribution pursuant to the Contract and a Subscription Agreement.

     "CONTRIBUTING MEMBER" has the meaning set forth in Section 3.4(F).

     "CREDIT FACILITY" means a credit facility to be Approved by a Majority of the Board, which in no event shall be for an amount that exceeds sixty percent (60%) of the value of the Company Properties at the time of the borrowing under the Credit Facility.

     "DEFAULT AMOUNT" shall have the meaning set forth in Section 3.4(E).

     "DEFAULT CONTRIBUTION" shall have the meaning set forth in Section 3.4(E).

     "DEFAULT ELECTION NOTICE" shall have the meaning set forth in Section
3.4(E).

     "DEFAULT ELECTION PERIOD" shall have the meaning set forth in Section
3.4(E).

     "DEFAULT LOAN" shall have the meaning set forth in Section 3.4(E).

     "DEFAULTING MEMBER" shall have the meanings set forth in Sections 3.4(E) and 10.3(B).

     "DEFAULT RATE" means a per annum rate of interest equal to the lesser of
(i) eighteen percent (18%) and (ii) the maximum rate permitted under applicable law.

     "DETERMINATION PERIOD" shall have the meaning set forth in Section 6.8(B).

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     "DISTRIBUTABLE CASH" means, with respect to any period of time, the sum of the Net Operating Cash Flow and Net Capital Proceeds received by the Company during such period of time.

     "DISTRIBUTION" means a distribution made by the Company to a Member, whether in cash, property or securities and whether by liquidating distribution or otherwise; provided that none of the following shall be a Distribution: (a) any redemption or repurchase by the Company or any Member of any Membership Interests, (b) any recapitalization or exchange of securities of the Company,
(c) any subdivision or any combination of any outstanding Membership Interests, or (d) any reasonable fees or remuneration paid to any Member in such Member's capacity as an Officer, consultant or other provider of services to the Company.

     "DRAFT NOTICE" shall have the meaning set forth in Section 10.7.

     "DRAFT VALUE" shall have the meaning set forth in Section 10.7(D)(i).

     "DRAFTING PROCESS" shall have the meaning set forth in Section 10.7.

     "DRAW REPORT" shall have the meaning set forth in Section 3.4(C).

     "DUE DILIGENCE PROCEDURES" shall have the meaning set forth in Section 3.1.

     "ECONOMIC INTEREST" means a Member's share of the Company's Profits, Losses and Distributions pursuant to this Agreement and the Act, but shall not include any right to participate in the management or affairs of the Company, including the right to vote on, consent to or otherwise participate in any decision of the Members, or any right to receive information concerning the business and affairs of the Company, in each case to the extent provided for herein or otherwise required by the Act.

     "ELECTING MEMBER" shall have the meaning set forth in Section 9.3.

     "ELECTION NOTICE" shall have the meaning set forth in Section 9.3.

     "ELECTION PERIOD" shall have the meaning set forth in Section 9.3.

     "EMERGENCY REQUIREMENTS" means expenditures required in the reasonable judgment of the Officers or Members to prevent or mitigate imminent danger to Persons or property, including Company Properties, or to prevent or mitigate a default under the Credit Facility.

     "ENTITY PURCHASE" means a transaction in which KOP or any Affiliate (other than a Keystone Excluded Affiliate) acquires an interest in a Person that owns one or more Opportunity Properties in addition to one or more other properties.

     "ERISA" shall have the meaning set forth in Section 3.2(C)(xii).

     "EXCESS" shall have the meaning set forth in Section 10.7(D)(ii).



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     "EXCLUSIVITY PERIOD" means the period commencing on the date hereof and ending on the earlier of (i) the date on which Capital Contributions equal to ninety percent (90%) of the respective Member Commitments are required to have been made, or (ii) if KOP gives written notice thereof to CalEast, upon the occurrence of the Termination Event specified in Section 11.1(B)(iii).

     "EXECUTIVE" means any person rendering services to the Company or its Subsidiaries, whether as an Officer, advisor, consultant, member of the Board or otherwise but specifically excluding the CalPERS Observer.

     "FAIR MARKET VALUE" means the fair market value of the asset in question, as determined in the good faith judgment of the Board as the amount which would be distributable to the Members if the assets of the Company were sold in an orderly transaction designed to maximize proceeds therefrom, and such proceeds were then distributed in accordance with Section 5.2, as determined in good faith by the Board with due regard to the value implied by any transaction giving rise to the need for a determination of Fair Market Value, in each case without discount for minority interest.

     "FISCAL YEAR" means the fiscal year of the Company and shall be the same as its Taxable Year, which shall be the period beginning on July 1st of a given year and ending on June 30th of the next year unless otherwise required by the Code. Each Fiscal Year shall commence on the day immediately following the last day of the immediately preceding Fiscal Year.

     "FLOW THROUGH ENTITY" shall have the meaning set forth in Section 3.2.

     "FORMATION DATE" means the date the Certificate was filed with the Secretary of State of the State of Delaware.

     "FUNDING DEFAULT" shall have the meaning set forth in Section 3.4(E).

     "GAAP" shall have the meaning set forth in Section 6.9.

     "GFMV" shall have the meaning set forth in Section 10.7(A).

     "GROSS REVENUES" means, with respect to a Company Property, the total revenues received by the Company from such Company Property.

     "INDEBTEDNESS" means, without duplication, all indebtedness for borrowed money (including purchase money obligations), all indebtedness under revolving credit arrangements, all capitalized lease obligations (as determined in accordance with GAAP) and all guarantees of any of the foregoing.

     "INDEMNIFYING MEMBER" shall have the meaning set forth in Section 12.3.

     "INITIAL DRAFTING MEMBER" shall have the meaning set forth in Section 10.7(B).

     "INITIAL PORTFOLIO" shall mean, collectively, the Contributed Property and the Sold Properties.



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     "INITIAL PORTFOLIO DATE" shall mean March 23, 2001.

     "INVESTED CAPITAL ACCOUNT" means a memorandum account maintained by the Company with respect to each Member which shall reflect, as of any date, the excess, if any, of (i) the aggregate Capital Contributions of such Member over
(ii) the aggregate Distributions to such Member pursuant to Section 5.2(B) but in no event shall the Invested Capital Account be reduced to less than zero.

     "INVESTMENT" as applied to any Person means (i) any direct or indirect purchase or other acquisition by such Person of any notes, obligations, instruments, stock, securities or ownership interest (including partnership interests, limited liability company interests and joint venture interests) of any other Person and (ii) any capital contribution by such Person to any other Person.

     "INVESTMENT COMPANY ACT" shall mean the Investment Company Act of 1940, 15 U.S.C. ss.ss.80a-1 through 80a-52, as amended from time to time.

     "INVESTMENT CRITERIA" means the criteria set forth on Schedule 2.6.

     "INVESTMENT REPORT" shall have the meaning set forth in Section 3.1.

     "KEYSTONE" means Keystone Property Trust, a Maryland real estate investment trust.

     "KEYSTONE EXCLUDED AFFILIATES" means (i) a shareholder of Keystone or a limited partner of KOP who is a natural person and who is not also an officer of Keystone (other than the Chairman as of the Formation Date) or Keystone Realty Services, Inc., (ii) a shareholder of Keystone or a limited partner of KOP who is not a natural person and whose officers, or beneficial owners of five percent (5%) or more of the applicable entity, are not also officers of Keystone (other than the Chairman as of the Formation Date) or Keystone Realty Services, Inc., and (iii) any director of Keystone who is not also an officer of Keystone (other than the Chairman as of the Formation Date) or Keystone Realty Services, Inc., or (iv) Persons that are Affiliates of KOP solely as a result of being an Affiliate of a Person that is a Keystone Excluded Affiliate pursuant to subparagraphs (i) through (iii) above and who do not otherwise directly fall within subparagraphs (i) through (iii) above. A list of Keystone Excluded Affiliates described in foregoing subparagraphs (i), (ii) and (iii) as of the Formation Date has been previously delivered by KOP to CalEast which KOP hereby certifies, to its knowledge, to be true, correct and complete as of the date hereof.

     "KOP" means Keystone Operating Partnership L.P., a Delaware limited partnership.

     "KOP CAP EX OFFER" shall have the meaning set forth in Section 6.8(B).

     "KOP COUNTER OFFER" shall have the meaning set forth in Section 6.8(B).

     "KOP INITIAL CAPITAL" means the value of the Contributed Property, increased by KOP's pro rata share (based on its Membership Interest) of all costs and expenses incurred by the Company in acquiring the Contributed Property, and reduced by the amount of cash distributed


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by the Company to KOP on the date of the contribution of the Contributed
Property to the Company.

     "KOP THRESHOLD" shall have the meaning set forth in Section 10.7(C).

     "LEASE AGREEMENT" means that certain lease agreement by and between Nixon Park, LLC and the Company pursuant to which the real property described therein will be leased to the Company, to be executed by the Company only upon Approval by a Majority of the Board pursuant to Section 3.1(A).

     "LEASING GUIDELINES" shall have the meaning set forth in Section 6.9.

     "LIQUIDATED COMPANY PROPERTY" means a Company Property that has been sold or otherwise disposed of by the Company.

     "LOSS" shall have the meaning set forth in Section 7.4.

     "LOSSES" means items of Company loss and deduction determined according to
Section 4.2.

     "MAJORITY" means, with respect to the Board, a majority of the members of the Board designated by Members who, at the time in question, are not Defaulting Members (I.E. three (3) members of the Board if there are no Defaulting Members) and for purposes of Approval over matters described in Sections 6.3(B)(i), (ii) (beginning one (1) year from the date hereof), and (iii), any one of the members of the Board designated by CalEast shall have the right to cast an additional deciding vote in the event of a tie; provided further, however, that such right shall not be exercised during the period commencing on the date which is (1) one year from the date hereof and ending on the date which is two (2) years from the date hereof to force the sale of Company Properties which number in excess of twenty five percent (25%) of the number of Company Properties owned or leased by the Company on the date which is one (1) year from the date hereof. Notwithstanding the above restriction on votes of Defaulting Members, KOP shall have a right to vote and the members of the Board designated by KOP shall be included in the calculation of a Majority regardless of whether or not KOP is a Defaulting Member (and any additional Board Members designated by CalEast pursuant to Section 6.1(A) hereof shall not be included in the calculation of a Majority) (A) in those instances where KOP certifies to CalEast and the Board in writing that the decision at issue would (1) result in Keystone becoming subject to material taxes imposed by Section 857 of the Code, (2) cause a material amount of the income of the Company to fail to be characterized as gross income meeting the requirements of Section 856(c) of the Code, or (3) cause Keystone to violate the asset test of Section 856(c)(4) of the Code, and (B) in connection with any vote to disapprove the making of a distribution of Distributable Cash pursuant to Section 5.1 hereof.

     "MANAGEMENT AGREEMENT" shall have the meaning set forth in Section 6.7.

     "MATERIAL LEASE" shall mean a lease of a Company Property for which: (i) the net present value of all rental payments under such lease exceeds $2,000,000, or (ii) the premises demised thereby exceeds 100,000 square feet in size.



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     "MARKETING PERIOD" shall have the meaning set forth in Section 6.8(A).

     "MEMBER" means each Person identified on Schedule 3.2 hereto as of the date hereof who has executed this Agreement or a counterpart hereof and each Person who is hereafter admitted as a Member in accordance with the terms of this Agreement and the Act, in each case so long as such Person is shown on the Company's books and records. The Members shall constitute the "members" (as that term is defined in the Act) of the Company. Except as expressly provided herein, the Members shall constitute a single class or group of members of the Company for all purposes of the Act and this Agreement.

     "MEMBER COMMITMENT" means, with respect to each Member, the amount that is set forth opposite such Member's name on Schedule 3.2 attached hereto which represents the amount of the aggregate Capital Contribution to be made by such Member to the Company as contemplated by Section 3.4 and such Member's Subscription Agreement.

     "MEMBERSHIP INTEREST" means a Member's interest in the Company, and the right, if any, to participate in the management of the business and affairs of the Company, including the right, if any, to vote on, consent to, or otherwise participate in, any decision or action of or by the Members and the right to receive information concerning the business and affairs of the Company, in each case to the extent expressly provided in this Agreement or otherwise required by the Act.

     "NET CAPITAL PROCEEDS" means, with respect to any Company Property, the gross proceeds, if any, realized by the Company from the sale, financing, refinancing or other disposition of such Company Property or any interest therein, net of the actual costs and expenses incurred by the Company in connection with the transaction giving rise to such proceeds, including repayment of any indebtedness secured by such Company Property and any reasonable reserves established by the Board in connection therewith.

     "NET OPERATING CASH FLOW" means, for any period (i) all Gross Revenues, interest, rents and other payments received by the Company during such period (excluding Capital Contributions and Net Capital Proceeds) and reduction in reserves less (ii) all debt service payments and cash expenses paid by the Company during such period, including any fees paid under the Management Agreement, and all additions to reserves contemplated in one or more approved Annual Operating Budgets. Proceeds from tenant security deposits and casualty insurance shall not be included in Net Operating Cash Flow.

     "NET VALUE" shall have the meaning set forth in Section 10.7(A).

     "NEW JERSEY INVESTMENT OPPORTUNITY" means any investment opportunity identified by KOP or Keystone involving an acquisition of existing industrial buildings in the following New Jersey counties: Bergen, Hudson, Union, Somerset, Hunterdon, Mercer, Monmouth, Middlesex, Passaic, Morris, Sussex, Essex, or Warren whether or not consistent with the Investment Criteria; provided, however, that a New Jersey Investment Opportunity shall not include (i) "ground up" development (which shall include properties on which the principal existing buildings or buildings are destroyed and a new building or buildings are constructed), (ii) buy-outs of existing joint venture partners, (iii) the acquisition of less than a 50% interest in a Person that owns


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Opportunity Properties or (iv) the acquisition of an Opportunity Property or Opportunity Properties where more than thirty three percent (33%) of the equity (non-debt financed) portion of the consideration for such acquisition consists of securities of Keystone, KOP or any of their respective Affiliates.

     "NON-CONTRIBUTING MEMBER" shall have the meaning set forth in Section
3.4(G).

     "NON-DEFAULTING MEMBER" shall have the meaning given in Section 3.4(E).

     "OFFER PERIOD" shall have the meaning set forth in Section 6.8(A).

     "OFFEREE MEMBER" shall have the meaning set forth in Section 10.2.

     "OFFEREE VALUE" shall have the meaning set forth in Section 10.2.

     "OFFEROR MEMBER" shall have the meaning set forth in Section 10.2.

     "OFFEROR VALUE" shall have the meaning set forth in Section 10.2.

     "OFFICER" means each Person designated as an officer of the Company pursuant to ARTICLE VI for so long as such Person remains an officer pursuant to the provisions of ARTICLE VI.

     "OPPORTUNITY PROPERTY" is a property that, if purchased directly, would constitute a New Jersey Investment Opportunity.

     "PERSON" means a natural person, partnership (whether general or limited), limited liability company, trust, estate, association, corporation, custodian, nominee or any other individual or entity in its own or any representative capacity.

     "PLAN ASSET REGULATIONS" shall have the meaning set forth in Section
3.2(C).

     "PORTFOLIO PURCHASE" means a transaction in which KOP or any Affiliate (other than a Keystone Excluded Affiliate) acquires one or more Opportunity Properties as part of an acquisition of one or more other properties.

     "PREFERRED RATE" means a cumulative, compounded (on a quarterly basis) rate of interest equal to eleven and sixth tenths percent (11.6%) per annum.

     "PREFERRED RETURN ACCOUNT" means a memorandum account established and maintained by the Company for each Member which shall be increased on the last day of each calendar quarter by an amount equal to a return in the nature of interest accruing during such calendar quarter on such Member's Weighted Average Invested Capital for such calendar quarter at the Preferred Rate, and reduced by an amount equal to the aggregate amount of distributions received by such Member during such calendar quarter pursuant to Section 5.2(A) but in no event shall the Preferred Return Account be reduced to less than zero.

     "PRICE LIST" shall have the meaning set forth in Section 10.7(A).

     "PROMOTE" shall have the meaning set forth in Section 5.2(C).



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     "PROPORTIONATE VALUE" shall have the meaning set forth in Section
10.7(D)(i).

     "PROCEEDING" shall have the meaning set forth in Section 7.4.

     "PROFITS" means items of Company income and gain determined according to
Section 4.2.

     "PROPOSED INVESTMENT" shall have the meaning set forth in Section 3.1.

     "QUALIFIED APPRAISER" shall have the meaning set forth in Section 10.7(A).

     "QUALIFYING BANK" means a bank or trust company that is (i) organized as a banking association or corporation under the laws of the United States or any State thereof, or in the District of Columbia, (ii) subject to supervision or examination by federal, state or District of Columbia banking authorities, (iii) with capital and surplus of not less than $250,000,000, and (iv) the debt securities of which are rated at least "A" by Moody's Investors Services, Inc. or "A2" by Standard & Poor's Ratings Group.

     "QUALIFYING PURCHASE OFFER" shall have the meaning set forth in Section 6.8(A).

     "REJECTION THRESHOLD" shall have the meaning set forth in Section 11.1(B).

     "SALE NOTICE" shall have the meaning set forth in Section 6.8.

     "SALE PROPERTY" shall have the meaning set forth in Section 6.8(A).

     "SECURITIES ACT" means the Securities Act of 1933, as amended from time to time.

     "SELECTION NOTICE" shall have the meaning set forth in Section 10.7(B).

     "SELLING MEMBER" shall have the meaning set forth in Section 10.6.

     "SHARING PERCENTAGE" means, with respect to each Member, as of any date, the fraction, expressed as a percentage, the numerator of which is the aggregate Capital Contributions made by such Member and the denominator of which is the aggregate Capital Contributions made by all of the Members, subject to adjustment as provided in Section 3.4(E).

     "SHORTFALL AMOUNT" shall have the meaning set for in Section 5.2(E).

     "SHORT TERM INVESTMENTS" means U.S. Dollar denominated, readily available instruments consisting of one or more of:

        (a) interest bearing transaction accounts in a Qualifying Bank (including, without limitation, money market accounts);

        (b) time deposits, or certificates of deposit, in a Qualifying Bank, in each case having a maturity of one year or less;

        (c) securities that, at the date of investment, are direct obligations of, or obligations fully guaranteed or insured by, the United States or any agency or instrumentality of the United States having a maturity of not more than one year from the date of purchase;

        (d) such other short-term, liquid investments having a maturity of three months or less rated at least "A1" by Moody's Investor's Services, Inc. or "P1" by Standard & Poor's Ratings Group; and

        (e) money market mutual funds with assets of at least $500,000,000, substantially all of which assets consist of obligations of the type included in clauses (i) through (iv) above.

     "SOLD PROPERTIES" means the six (6) properties designated on Schedule 3.4(B) as Sold Properties, which shall be sold to the Company by KOP or its Affiliates pursuant to the Contract.

     "SUBSCRIPTION AGREEMENT" shall have the meaning set forth in Section
3.4(A).

     "SUBSIDIARY" means, with respect to any Person, any corporation, limited liability company, partnership, association or other business entity of which
(i) if a corporation, a majority of the total voting power of shares of stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person or a combination thereof, or (ii) if a limited liability company, partnership, association or other business entity, a majority of the membership, partnership or other similar ownership interest thereof or the power to elect a majority of the members or the governing body thereof is at the time owned or controlled, directly or indirectly, by any Person or one or more Subsidiaries of that Person or a combination thereof. For purposes hereof, a Person or Persons shall be deemed to have a majority ownership interest in a limited liability company, partnership, association or other business entity if such Person or Persons shall be allocated a majority of limited liability company, partnership, association or other business entity gains or losses or shall be or control any managing director, general partner or managing member of such limited liability company, partnership, association or other business entity.

     "TAX MATTERS PARTNER" shall have the meaning set forth in Section 8.2.

     "TAXABLE YEAR" means the Company's taxable year commencing on July 1st of each calendar and ending on June 30th of each calendar year (or part thereof, in the case of the Company's last taxable year), or such other year as is (i) required by Section 706 of the Code or (ii) determined by the Board.

     "TERMINATION DATE" shall mean the earlier of (i) the date which is seven
(7) years from the Formation Date, or (ii) the later of (a) June 30, 2006 or (b) the date that the existence of CalEast terminates.

     "TERMINATION EVENT" shall have the meaning set forth in Section 11.1(B).

     "TRANSFER" shall mean any sale, assignment, pledge, hypothecation or other disposition of a Membership Interest, Economic Interest or Company Property.

     "TRANSFER NOTICE" shall have the meaning set forth in Section 9.3.

     "TRANSFERRED INTEREST" shall have the meaning set forth in Section 9.3.

     "TRANSFERRING MEMBER" shall have the meaning set forth in Section 9.3.

     "TREASURY REGULATIONS" means the Federal income tax regulations, including any temporary or proposed regulations, promulgated under the Code, in effect as of the date hereof. The Board may, in its sole discretion, treat any amendment to such Treasury Regulations as having been in effect as of the date hereof, provided that such amendment does not result in a material change in the rights or obligations of any Member under this Agreement.

     "VALUATION PERIOD" shall have the meaning set forth in Section 10.7(A).

     "WEIGHTED AVERAGE INVESTED CAPITAL" means, with respect to any Member for any calendar quarter, the quotient obtained by dividing (i) the sum of (a) the Capital Contributions of such Member as of the first day of such quarter multiplied by the number of days in such quarter, plus (b) the sum of the products obtained by multiplying (1) the amount of each Capital Contribution made by such Member during such quarter by (2) the number of days in the period commencing on the date on which such Capital Contribution was made and ending on the last day of such quarter (inclusive) minus the sum of the products obtained by multiplying (x) the amount of each Distribution made to such Member pursuant to Section 5.2(B) during such quarter by (y) the number of days in the period commencing on the date on which such distribution was made and ending on the last day of such quarter (inclusive) by (ii) the number of days in such calendar quarter.

     SECTION 1.2 CONSTRUCTION. Whenever the context requires, the gender of all words used in this Agreement includes the masculine, feminine and neuter and the singular number includes the plural number and vice versa. All references to Articles and Sections refer to articles and sections of this Agreement, and all references to Schedules are to Schedules attached hereto, each of which is made a part hereof for all purposes.

     SECTION 1.3 INCLUDING. Reference in this Agreement to "including," "includes" and "include" shall be deemed to be followed by "without limitation."

                                  ARTICLE II.
                                  ORGANIZATION

     SECTION 2.1 FORMATION. The Company has been organized as a Delaware limited liability company on the Formation Date by the execution and filing of the Certificate under and pursuant to the Act and shall be continued in accordance with the terms of this Agreement. The rights, powers, duties, obligations and liabilities of the Members shall be determined pursuant to the Act and this Agreement. To the extent that the rights, powers, duties, obligations and liabilities of the Members are different by any provision of this Agreement than they would be in the absence of such provision, this Agreement shall, to the extent permitted by the Act, control.

     SECTION 2.2 COMPANY NAME. The name of the Company shall be "Keystone New Jersey Associates, LLC" and all Company business shall be conducted in that name or such other names that comply with applicable law as the Board may select from time to time. Notification of any change in the name of the Company shall be given to all Members. The Company's business may be conducted under its name and/or any other name or names deemed advisable by the Board.

     SECTION 2.3 THE CERTIFICATE, ETC. The Certificate was filed with the Secretary of State of the State of Delaware on the Formation Date. The Members hereby agree to execute, file and record all such other certificates and documents, including amendments to the Certificate and to do such other acts as may be appropriate to comply with all requirements for the formation, continuation and operation of a limited liability company, the ownership of property, and the conduct of business under the laws of the State of Delaware and any other jurisdiction in which the Company may own property or conduct business.

     SECTION 2.4 TERM OF THE COMPANY. The term of the Company commenced on the Formation Date and shall continue in existence until termination and dissolution thereof as determined under Section 11.1 of this Agreement.

     SECTION 2.5 REGISTERED OFFICE; REGISTERED AGENT; PRINCIPAL OFFICE; OTHER OFFICES. The registered office of the Company required by the Act to be maintained in the State of Delaware shall be the office of the initial registered agent named in the Certificate or such other office (which need not be a place of business of the Company) as the Board may designate from time to time in the manner provided by law. The registered agent of the Company in the State of Delaware shall be the initial registered agent named in the Certificate or such other Person or Persons as the Board may designate from time to time in the manner provided by law. The principal office of the Company shall be at such place as the Board may designate from time to time, which need not be in the State of Delaware, and the Company shall maintain records there. The Company may have such other offices as the Board may designate from time to time.

     SECTION 2.6 PURPOSES. The nature of the business or purposes to be conducted or promoted by the Company is to acquire, develop, own, operate, lease and sell industrial properties, either directly or through one or more Subsidiaries or Affiliates. The Company may engage in any and all activities necessary, desirable or incidental to the accomplishment of the foregoing. Notwithstanding anything herein to the contrary, nothing set forth herein shall be construed as authorizing the Company to possess any purpose or power, or to do any act or thing, forbidden by law to a limited liability company organized under the laws of the State of Delaware.

     SECTION 2.7 POWERS OF THE COMPANY. Subject to the provisions of this Agreement, the Company shall have the power and authority to take any and all actions necessary, appropriate, proper, advisable, convenient or incidental to or for the furtherance of the purposes set forth in Section 2.6, including, without limitation, the power either directly or through one or more Subsidiaries or Affiliates:

          (i) to conduct its business, carry on its operations and have and exercise the powers granted to a limited liability company by the Act in any state or district of the United States.

          (ii) to acquire by purchase, lease, contribution of property or otherwise, develop, rehabilitate, own, hold, operate, maintain, finance, refinance, improve, lease, sell, convey, mortgage, transfer, demolish or dispose of any real or personal property that may be necessary, convenient or incidental to the accomplishment of the purposes of the Company;

          (iii) to enter into, perform and carry out contracts of any kind, including contracts with any Member or any Affiliate thereof, or any agent of the Company necessary to, in connection with, convenient to or incidental to the accomplishment of the purposes of the Company including agreements for the management of the affairs of the Company;

          (iv) to purchase, take, receive, subscribe for or otherwise acquire, own, hold, vote, use, employ, sell, mortgage, lend, pledge, or otherwise dispose of, and otherwise use and deal in and with, shares or other interests in or obligations of domestic corporations, associations, general or limited partnerships (including the power to be admitted as a partner thereof and to exercise the rights and perform the duties created thereby), trusts, limited liability companies (including the power to be admitted as a member or appointed as a manager thereof and to exercise the rights and to perform the duties created thereby) or individuals or direct or indirect obligations of the United States any state, governmental district or municipality or of any instrumentality of any of them;

          (v) to lend money for any proper purpose, to invest and reinvest its funds and to take and hold real and personal property for the payment of funds so loaned or invested;

          (vi) to sue and be sued, complain and defend, and participate in administrative or other proceedings, including binding arbitration proceedings, in its name;

          (vii) to appoint agents of the Company and define their duties and fix their compensation;

          (viii) to indemnify any Person in accordance with the Act and to obtain any and all types of insurance;

          (ix) to cease its activities and cancel its Certificate;

          (x) to negotiate, enter into, renegotiate, extend, renew, terminate, modify, amend, waive, execute, acknowledge or take any other action with respect to any lease, contract or security agreement in respect of any assets of the Company;

          (xi) to borrow money and issue evidences of indebtedness and guaranty indebtedness and to secure the same by a mortgage, pledge or other lien on the assets of the Company and to confess judgment against the Company in connection therewith;

          (xii) to pay, collect, compromise, litigate, arbitrate or otherwise adjust or settle any and all other claims or demands of or against the Company or to hold such proceeds against the payment of contingent liabilities; and

          (xiii) to make, execute, acknowledge and file any and all documents or instruments necessary, convenient or incidental to the accomplishment of the purpose of the Company.

     SECTION 2.8 BOARD AUTHORITY. Subject to the provisions of this Agreement,
(i) the Company may, upon the direction of the Board, enter into and perform any and all documents, agreements and instruments contemplated thereby, all without any further act, vote or approval of any Member, and (ii) the Board may authorize any Person (including any Member or Officer) to enter into and perform any and all documents, agreements and instruments on behalf of the Company. Each person so authorized by the Board, whether pursuant to this Agreement or subsequent action of the Board, shall be deemed a "manager" for purposes of the Act.

     SECTION 2.9 FOREIGN QUALIFICATION. Prior to the Company's conducting business in any jurisdiction other than Delaware, the Officers shall cause the Company to comply with all requirements necessary to qualify the Company as a foreign limited liability company in that jurisdiction. At the request of the Board or any Officer, each Member shall execute, acknowledge, swear to and deliver any or all certificates and other instruments conforming with this Agreement that are necessary or appropriate to qualify, continue and terminate the Company as a foreign limited liability company in all such jurisdictions in which the Company may conduct business. Unless a Majority of the Board determines otherwise, CSC shall be the Company's registered agent in Delaware and other applicable states.

     SECTION 2.10 NO STATE-LAW PARTNERSHIP. The Members intend that the Company shall not be a partnership (including a general or limited partnership) or, in any jurisdiction in which a joint venture may be considered a partnership, a joint venture, and that no Member shall be a partner or joint venturer of any other Member by virtue of this Agreement, for any purposes other than federal and, if applicable, state tax purposes, and neither this Agreement nor any other document entered into the Company or any Member shall be construed to suggest otherwise. The Members intend that the Company shall be treated as a partnership for federal and, if applicable, state income tax purposes, and each Member and the Company shall file all tax returns and shall otherwise take all tax and financial reporting positions in a manner consistent with such treatment.

                                  ARTICLE III.
             COMPANY INVESTMENTS; MEMBERSHIP; CAPITAL CONTRIBUTIONS

     SECTION 3.1 COMPANY INVESTMENTS.

     (A) CONTRIBUTED PROPERTY AND SOLD PROPERTIES. On or prior to the Initial Portfolio Date, KOP shall submit to the Board for its Approval the Company's acquisition and receipt of the contribution of the Initial Portfolio, together with the Contract and the Lease Agreement and such supporting material as may be reasonably requested by any member of the Board. If the Board has not Approved the acquisition and receipt of the contribution of the Initial Portfolio by the Company including, without limitation (i) the form of the Contract and Lease Agreement and (ii) the terms and form of the documents evidencing and securing the debt secured by the Initial Portfolio on or prior to the Initial Portfolio Date, then the Company shall be immediately dissolved in accordance with Section
11.1 hereof. Each Member acknowledges and agrees that the other Member shall have no obligation whatsoever to cause its designees to the Board to approve the acquisition and receipt of the Initial Portfolio unless such Member has approved, in its sole discretion, all such items.

     (B) During the Commitment Period, KOP shall endeavor to identify and cause the Company to acquire properties generally conforming with the Investment Criteria identified from time to time by KOP for possible acquisition by the Company ("PROPOSED INVESTMENTS"). With respect to each Proposed Investment, the Company shall deliver to the Board a report which shall contain the information set forth in Schedule 3.1(a) attached hereto (an "INVESTMENT REPORT"). The Board shall have ten (10) Business Days from the date of the delivery of the Investment Report within which to approve or disapprove the commencement of due diligence for the possible acquisition of the Proposed Investment by the Company. In the event that the Board does not take any action within such ten
(10) Business Day period, the Board shall be deemed to have disapproved the Proposed Investment. Upon the Approval of the Board in accordance with this
Section 3.1(B), the Company shall perform or cause to be performed the due diligence procedures set forth on Schedule 3.1(b) (the "DUE DILIGENCE PROCEDURES"). Upon completion of the Due Diligence Procedures, the Company shall report the results of the due diligence review to the Board for its Approval. The Board shall thereafter have two (2) Business Days to review the results of the due diligence review, and, if the information regarding such Proposed Investment obtained through the Due Diligence Procedures is acceptable to the Board, the Board shall authorize and direct the Officers to complete the acquisition of such Proposed Investment. If the Board shall fail to Approve a Proposed Investment within two (2) Business Days after receiving the results of the due diligence review, then such Proposed Investment shall be deemed disapproved. In the event the Board disapproves the Proposed Investment, then the Member or its Affiliates whose Board members voted to approve such Proposed Investment shall be permitted to acquire such Proposed Investment on terms not materially more favorable than those offered to the Company.

     SECTION 3.2 MEMBERS.

     (A) NAMES, ETC. The names, residence, business or mailing addresses, Member Commitments and Capital Contributions of each Member are set forth on Schedule
3.2. Any reference in this Agreement to Schedule 3.2 shall be deemed to be a reference to Schedule 3.2 as amended and in effect from time to time in accordance with the terms of this Agreement. Each Person listed on Schedule 3.2 shall, upon his, her or its execution of this Agreement or counterpart thereto, be admitted to the Company as a Member of the Company.

     (B) LOANS BY MEMBERS. No Member, as such, shall be required to lend any funds to the Company or to make any contribution of capital to the Company, except as otherwise required by applicable law, this Agreement, such Member's Subscription Agreement, or any other written agreement between such Member and the Company explicitly requiring the making of capital contributions. Any Member may, with the approval of the Board, make loans to the Company, and any loan by a Member to the Company shall not be considered to be a Capital Contribution. Such loans shall be on such terms as shall be specified and agreed to by the Board.

     (C) REPRESENTATIONS AND WARRANTIES OF MEMBERS. Each Member hereby represents and warrants to the Company and acknowledges that:

          (i) such Member has knowledge and experience in financial and business matters and is capable of evaluating the merits and risks of an investment in the Company and making an informed investment decision with respect thereto;

          (ii) such Member has reviewed and evaluated all information necessary to assess the merits and risks of his, her or its investment in the Company and has had answered to its satisfaction any and all questions regarding such information;

          (iii) such Member is able to bear the economic and financial risk of an investment in the Company for an indefinite period of time;

          (iv) such Member is acquiring Membership Interests in the Company for investment only and not with a view to, or for resale in connection with, any distribution to the public or public offering thereof;

          (v) the Membership Interests in the Company have not been registered under the securities laws of any jurisdiction and cannot be disposed of unless they are subsequently registered and/or qualified under applicable securities laws and the provisions of this Agreement have been complied with;

          (vi) the execution, delivery and performance of this Agreement have been duly authorized by such Member and do not require such Member to obtain any consent or approval that has not been obtained and do not contravene or result in a default under any provision of any law or regulation applicable to such Member or other governing documents or any agreement or instrument to which such Member is a party or by which such Member is bound, and the Person executing this Agreement on behalf of such Member has been duly authorized to do so;

          (vii) the determination of such Member to invest in the Company has been made by such Member independent of any other Member and independent of any statements or opinions as to the advisability of such purchase or as to the properties, business, prospects or condition (financial or otherwise) of the Company and its subsidiaries which may have been made or given by any other Member or by any Affiliate or agent of any other Member;

          (viii) this Agreement is valid, binding and enforceable against such Member in accordance with its terms;

          (ix) if a Member is a partnership, limited liability company or other entity classified as a partnership for federal income tax purposes, or a grantor trust (within the meaning of Sections 671-679 of the Code) or an S corporation (within the meaning of Section 1361 of the Code) (each, a "FLOW THROUGH ENTITY"), that either: (a) no Person will own, directly or indirectly through one or more flow-through entities, an interest in such Member where more than seventy percent (70%) of the value of the Person's interest in such Member is attributable to such Member's investment in the Company; or (b) if one or more Persons will own, directly or indirectly through one or more Flow-Through Entities, an interest in such Member where more than seventy percent (70%) of the value of the Person's interest in such Member is attributable to the Member's investment in the Company, neither the Member nor any such Person has or will have any intent or purpose of having such Person invest in the Company indirectly through Member in order to enable the Company to satisfy the 100-Member limitation in Treas. Reg. ss.1.7704-1(h) (the private placement safe harbor from publicly traded status);

          (x) unless such Member has notified the Board to the contrary, that such Member: (a) is a United States Person within the meaning of Section 7701 of the Code (i.e., is not any of the following (as defined in the Code): a nonresident alien individual, foreign partnership, foreign corporation, foreign estate, foreign trust, other foreign entity or organization, or grantor trust having a foreign person as an owner): (b) shall notify the Company within sixty (60) days of the date such Member ceases to be a United States Person; and (c) may be asked to recertify its non-foreign status at periodic intervals (and that this information may be disclosed to the Internal Revenue Service);

          (xi) if such Member will beneficially own ten percent (10%) or more of the Membership Interests in the Company, the Member is not an "investment company" as defined in the Investment Company Act nor is the Member itself relying on Section 3(c)(1) or Section 3(c)(7) of the Investment Company Act as an exemption from classification as an "investment company;" and

          (xii) such Member is not holding and, for the term of the Company, will not hold "plan assets," as that term is defined in the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or the rules and regulations promulgated thereunder, including, without limitation, the Department of Labor Regulations Section 2510.3-101 (the "PLAN ASSET REGULATIONS"), and, consequently, the administration and management of the Company and the investment of the Company's assets are not, and will not be, subject to the fiduciary duty requirements of ERISA.

        SECTION 3.3 NO LIABILITY OF MEMBERS.

        (A) NO LIABILITY. Except as otherwise required by applicable law, no Member shall have any personal liability whatsoever in such Member's capacity as a Member, whether to the Company, to any of the other Members, to the creditors of the Company or to any other third party, for the debts, liabilities, commitments or any other obligations of the Company or for any losses of the Company. Each Member shall be liable only to make such Member's Capital Contributions to the Company pursuant to its Member Commitment and Subscription Agreement and the other payments provided expressly herein.

     (B) DISTRIBUTIONS. In accordance with the Act and the laws of the State of Delaware, a member of a limited liability company may, under certain circumstances, be required to return amounts previously distributed to such member. It is the intent of the Members that no distribution to any Member pursuant to ARTICLE V hereof shall be deemed a return of money or other property paid or distributed in violation of the Act. The payment of any such money or distribution of any such property to a Member shall be deemed to be a compromise within the meaning of the Act, and the Member receiving any such money or property shall not be required to return to any Person any such money or property. However, if any court of competent jurisdiction holds that, notwithstanding the provisions of this Agreement, any Member is obligated to make any such payment, such obligation shall be the obligation of such Member and not of any other Member.

     SECTION 3.4 CAPITAL CONTRIBUTIONS.

     (A) Pursuant to an agreement dated the same date herewith pursuant to which KOP agreed to acquire its Membership Interest in the Company (a "SUBSCRIPTION AGREEMENT") and subject to Section 3.1(A), simultaneously with or prior to the time of CalEast's Initial Capital Contribution to the Company, KOP shall contribute to the Company all of its (or its Affiliates') right, title and interest in and to the Contributed Property and shall sell to the Company all of its (or its Affiliates') right, title, and interest in and to the Sold Properties, agreed values of each are as set forth on Schedule 3.4(A). On the date of the contribution by KOP of the Contributed Property, the Company shall distribute to KOP the amount of cash set forth in the Contract. KOP represents that the cash to be distributed pursuant to the preceding sentence qualifies as a reimbursement of KOP's preformation expenses, within the meaning of Treasury Regulations Section 1.707-4(d) and, as such, the tax consequences of the distribution shall be reported in a manner consistent therewith. The initial Capital Contribution of KOP shall equal the KOP Initial Capital and shall equal $8,304,000. Pursuant to its Subscription Agreement, KOP further agreed to make additional Capital Contributions in an aggregate amount, together with its Initial Capital, not to exceed its Member Commitment.

     (B) CalEast shall, and hereby covenants and agrees to, fund the CalEast Initial Capital on the date of KOP's transfer of the Contributed Property and the Company's purchase of the Sold Properties subject to the satisfaction of the terms and conditions set forth in the Subscription Agreement of even date herewith between CalEast and the Company. Pursuant to its Subscription Agreement, CalEast further agreed to make additional Capital Contributions in an aggregate amount, together with its Initial Capital, not to exceed its Member Commitment.

     (C) The Company may through its Officers call Capital Contributions by the Members from time-to-time (each a "CAPITAL CALL") in accordance with a Draw Report (as defined below) in an amount, which together with the Initial Capital Contributions and all prior additional Capital Contributions does not exceed the Members' Commitment. With respect to each such Capital Call, the Members shall make Capital Contributions to the Company equal to the aggregate amount of such Capital Call pro rata based upon their relative Member

Commitments. With respect to each Capital Call, the Officers shall deliver to the Members along with written notice of such Capital Call a detailed description of the use of the proceeds thereof and the particular items being funded thereby in substantially the form of EXHIBIT 1 (a "DRAW REPORT"), which the Officers shall deliver to the Members on or before (i) the fifth (5th) Business Day prior to the date upon which the funding of any Capital Call is due or (ii) with respect to any Capital Call required to fund Emergency Requirements, as far in advance of the date upon which the funding of such Capital Call is due as the circumstances reasonably permit. The Officers shall provide a detailed written report to the Board regarding any Emergency Requirements as promptly as practicable following the occurrence of the event or events giving rise thereto specifying the circumstances of such emergency situation and the recommendations of the Officers with respect thereto. The Officers (and, with respect to items (ii) and (iii) below, the Members) shall be authorized to make Capital Calls and issue Draw Reports only with respect to:
(i) the acquisition of Proposed Investments previously Approved by the Board;
(ii) capital expenditures with respect to one or more Company Properties to the extent provided for in the current Annual Operating Budget for such Company Property so long as, in the case of a Member making the Capital Call, in such Member's reasonable judgment such funds are not available from the sources and at substantially the same rates and upon substantially the same timing as contemplated by the Annual Operating Budget; (iii) Emergency Requirements; and
(iv) such other matters as may be Approved by the Board from time to time.

     (D) All Capital Calls that are consistent with the foregoing provisions of Sections 3.4(A), (B) and (C) shall be paid in U.S. Dollars by the date specified in the Capital Call made in accordance with Subsection (C) above. Any and all amounts that are called by the Board and that are not immediately applied for the purpose called shall be (i) returned to the funding Members or (ii) invested by the Board in the name of the Company in Short Term Investments until such time as they are applied for the purpose called. During the Commitment Period, any amounts returned to the funding Members pursuant to this Section 3.4(D) together with all distributions to the Members pursuant to Sections 5.2(B) and
(C): (i) shall reduce each such Member's Capital Account by the amount returned to each such Member, (ii) shall restore the Member Commitment of each such Member by the amount returned to each such Member, and (iii) may be recalled by the Board in accordance with this Agreement.

     (E) If a Member fails to make, in a timely fashion, a Capital Contribution to the Company equal to its pro rata portion of the aggregate amount of the Capital Call therefore based upon its relative Member Commitment when called by the Officers or the Board in accordance with this Section 3.4 (a "FUNDING DEFAULT"), the Officers shall deliver to such Member (a "DEFAULTING MEMBER") a written notice of such Funding Default. If the Member fails to cure such Funding Default within three (3) Business Days after such written notice, the Company shall have all rights and remedies as are available at law or in equity to compel the Defaulting Member to make the required Capital Contribution. In addition, the Officers shall provide written notice of any Funding Default (the "DEFAULT ELECTION NOTICE") to each Member who has timely funded its Member Commitment (a "NON-DEFAULTING MEMBER") as quickly as reasonably practical pursuant to which such Non-Defaulting Members may elect to exercise any of the rights and remedies in respect of such Funding Default specified in clauses (i) and (ii) below:

          (i) Each Non-Defaulting Member may elect in writing to make a loan (a "DEFAULT LOAN") to the Defaulting Member to fund all or a portion of the amount of the Defaulting Member's required contribution of capital (the principal amount of any such unsatisfied obligation being the "DEFAULT AMOUNT"), and such Default Loan, if any, shall be paid directly to the Company by the Non-Defaulting Member and treated by the Company as a Capital Contribution to the Company by the Defaulting Member. A Default Loan shall earn interest at the Default Rate, and shall be secured by the Defaulting Member's interest in the Company and repaid out of the first distributions made to such Defaulting Member pursuant to this Agreement. No Non-Defaulting Member shall be obligated to make any Default Loan. If, at the end of the fifteen (15) calendar day period following delivery of the Default Election Notice (the "DEFAULT ELECTION PERIOD"), the aggregate amount of the Default Loan(s) committed by the Non-Defaulting Members is equal to or greater than one hundred percent (100%) of the Default Amount, then each such Non-Defaulting Member shall make a Default Loan in an amount determined in accordance with the amount committed to by such Non-Defaulting Members. If, at the end of the Default Election Period, the aggregate amount of the Default Loan(s) committed by the Non-Defaulting Members is less than one hundred percent (100%) of the Default Amount, then each such Non-Defaulting Members may make such Default Loan(s) in the amount committed to by such Non-Defaulting Members, or in such greater amount as such Non-Defaulting Members may agree to advance up to the Default Amount. A Default Loan: (A) shall reduce the unfunded portion of the Member Commitment of a Defaulting Member and shall be deemed to have been contributed thereby to the Company on behalf of the Defaulting Member;
     (B) shall not reduce the unfunded portion of the Member Commitment of the participating Non-Defaulting Members; and (C) shall not release the Defaulting Member from its obligations to fund the remaining unfunded portion of its Member Commitment. The Defaulting Member may cause any such Default Loan to be repaid at any time by payment to such Non-Defaulting Members of the outstanding principal balance of and all accrued but unpaid interest on such Default Loan at the Default Rate in accordance with the amount of the Default Amount loaned by each Non-Defaulting Member. In the event that any Default Loan (or portion thereof) remains unpaid following final winding-up and liquidation of the Company, then the Non-Defaulting Member making such Default Loan shall have all of its rights and remedies against the Defaulting Member with respect to the collection of any unpaid balance, including accrued but unpaid interest thereon, from the Defaulting Member. The Defaulting Member shall execute and deliver all instruments and documents reasonably requested by the Non-Defaulting Member(s) to evidence and secure such Default Loan. Upon repayment of all such Default Loan(s), the Defaulting Member shall no longer be a Defaulting Member for purposes of this Agreement.

          (ii) In the event that any Default Loan (or portion thereof) remains unpaid for a period of three (3) months after the date of the making of the Default Loan, each Non-Defaulting Member making such Default Loan may elect in writing to convert the outstanding amount of such Default Loan to an additional Capital Contribution (a "DEFAULT CONTRIBUTION"). Upon such conversion to a Default Contribution by any of the Non-Defaulting Members, the Board shall recalculate the Members' Sharing Percentages, effective as of the date of such conversion to a Default Contribution, so that each Member's Sharing Percentage equals the percentage equivalent of the quotient determined by dividing (x) the sum of (i) 200% of the amount of all Default Contributions made by such Member plus (ii) 100% of all other Capital Contributions made by such Member minus (iii) 100% of all Default Contributions made by the other Member in respect of Funding Defaults by such Member by (y) the sum of all Capital Contributions made by all Members. In addition, in the event the Defaulting Member is KOP, the Promote shall be reduced by a percentage which equals the percentage reduction in the Sharing Percentage resulting from the formula set forth immediately above. An example of the operation of this provision is attached hereto as Schedule 3.4(E).

     (F) If a Member is required to and makes a payment under the Credit Facility as a result of its pledge of its Subscription Agreement thereunder (such Member being a "CONTRIBUTING MEMBER"), then such payment shall be deemed to be a Capital Contribution hereunder pursuant to a Capital Call to the Contributing Member in the amount equal to the Contributing Member's pro rata share of the payment made thereby based upon its relative Member Commitment. The Company shall be deemed to have simultaneously made a Capital Call to the other Member in an amount equal to such other Member's pro rata share of such payment based upon its relative Member Commitment. In the event that the other Member does not make a Capital Contribution based upon such deemed Capital Call within the time period set forth in Section 3.4(D) above, then (i) the other Member shall immediately be deemed to be a Defaulting Member, and (ii) the Contributing Member shall be deemed to have made a Default Contribution in the amount of the deemed Capital Call to the other Member in accordance with Section 3.4(E)(ii) without regard to the time periods set forth in Section 3.4(E)(ii).

     (G) If a Member is required to but fails to make a payment under the Credit Facility as a result of its pledge of its Subscription Agreement under the Credit Facility (a "NON-CONTRIBUTING MEMBER"), such failure shall be a Funding Default by the Non-Contributing Member in the amount of the payment required to have been funded, and if the Non-Contributing Member does not fund such amount within the time period set forth in Section 3.4(D) above, then the other Member shall have the right to elect to make a Default Loan in accordance with Section 3.4(E)(i) or to make a Default Contribution in accordance with Section 3.4(E)(ii) without regard to the time periods set forth in said Section 3.4(E).

     SECTION 3.5 CERTIFICATION OF MEMBERSHIP INTERESTS. The Company may in its discretion issue certificates to the Members representing the Membership Interests held by such Member.

     SECTION 3.6 OTHER ACTIVITIES. Subject to the other express provisions of this Agreement and any other agreements with the Company, including, without limitation, any services agreements to which a Member or Affiliate of a Member may be a party, each Member, member of the Board or Officer of the Company, at any time and from time to time may engage in and own interests in other business ventures of any type and description, independently or with others (including business ventures in competition with the Company). In this regard, CalEast recognizes that KOP and its Affiliates are in the business of acquiring, developing, owning, leasing, operating and selling real property and interests therein for profit and engaging in all activities related or incidental thereto. Neither the Company nor CalEast nor any Affiliate of CalEast shall have any right by virtue of this Agreement or the Company relationship created hereby in or to any ventures or activities of KOP and its Affiliates or to the income or proceeds derived therefrom or the pursuit of such other ventures or opportunities by KOP and its Affiliates, even if competitive with the business of the Company, and the same are hereby consented to by CalEast. Similarly, KOP recognizes that LaSalle Investment Management, Inc., CalEast and their respective Affiliates are in the business of acquiring, developing, owning, leasing, operating and selling real property and interests therein for profit and engaging in all activities related or incidental thereto. Neither the Company nor KOP nor any Affiliate of KOP shall have any right by virtue of this Agreement or the Company relationship created hereby in or to any ventures or activities of LaSalle Investment Management, Inc., CalEast or their respective Affiliates or to the income or proceeds derived therefrom or the pursuit of such other ventures or opportunities by LaSalle Investment Management, Inc., CalEast and their respective Affiliates, even if competitive with the business of the Company, and the same are hereby consented to by KOP. Notwithstanding anything to the contrary contained herein, neither KOP nor its Affiliates (other than a Keystone Excluded Affiliate) shall acquire an Opportunity Property (directly or indirectly, through a joint venture, a Portfolio Purchase, Entity Purchase, or otherwise) during the Exclusivity Period unless the opportunity to acquire such Opportunity Property is first presented to the Company and the Company has not agreed to acquire such Opportunity Property. Where KOP or any Affiliate is obligated to present a New Jersey Investment Opportunity to the Company that involves a Portfolio Purchase or an Entity Purchase, the incremental transactions costs and other incremental costs, expenses and benefits which result from separating the Opportunity Properties from the other properties involved in the Portfolio Purchase or Entity Purchase, as the case may be, shall be allocated to the Company. KOP shall determine such incremental costs, and shall allocate the applicable purchase price between the Opportunity Properties and the other properties involved in the Portfolio Purchase or Entity Purchase, as the case may be, in a good faith, fair and reasonable manner, and such determination and allocation shall be presented to the Company together with the Investment Report for the Board's consideration pursuant to Section 3.1(B) hereof.

     SECTION 3.7 CREDIT FACILITY. Each Member shall take all acts and execute and deliver all documents as are reasonably required of such Member to comply with the terms of the Credit Facility. Each Member agrees to pledge its Subscription Agreement to the lender under the Credit Facility if so required on such terms as are reasonably approved by the Members.

                                  ARTICLE IV.
                                CAPITAL ACCOUNTS

     SECTION 4.1 ESTABLISHMENT AND DETERMINATION OF CAPITAL ACCOUNTS. A capital account ("CAPITAL ACCOUNT") shall be established for each Member on the books of the Company. Each Member's Capital Account shall be (a) increased by any Capital Contributions made by such Member pursuant to the terms of this Agreement (including, without limitation, the amount of any Default Contributions made by such Member) and such Member's share of Profits, the amount of any Company liabilities that are assumed by such Member and any other items of income and gain allocated to such Member pursuant to ARTICLE V, (b) decreased by such Member's share of Loss, any distributions to such Member of cash or the Fair Market Value of any other Company property (net of liabilities assumed by such Member and liabilities to which such property is subject) distributed to such Member, the amount of any liabilities of such Member that are assumed by the Company and any other deduction allocated to such Member pursuant to ARTICLE V, and (c) adjusted as otherwise required by the Code and the regulations thereunder, including but not limited to, the rules of Treasury Regulation Section 1.704-1(b)(2)(iv). Any references in this Agreement to the Capital Account of a Member shall be deemed to refer to such Capital Account as the same may be increased or decreased from time to time as set forth above.

     SECTION 4.2 COMPUTATION OF AMOUNTS. For purposes of computing the amount of any item of Company income, gain, loss or deduction to be allocated pursuant to this ARTICLE IV and to be reflected in the Capital Accounts, the determination, recognition and classification of any such item shall be the same as its determination, recognition and classification for federal income tax purposes (including any method of depreciation, cost recovery or amortization used for this purpose), provided that:

     (A) the computation of all items of income, gain, loss and deduction shall include tax-exempt income and those items described in Treasury Regulation
Section 1.704-1(b)(2)(iv)(i), without regard to the fact that such items are not includable in gross income or are not deductible for federal income tax purposes;

     (B) if the Book Value of any Company property is adjusted pursuant to Treasury Regulation Section 1.704-1(b)(2)(iv)(e) or (f), the amount of such adjustment shall be taken into account as gain or loss from the disposition of such property and the amount of such gain or loss shall be allocated according to Section 5.3 to the Members immediately prior to the event that causes the calculation of such gain or loss;

     (C) items of income, gain, loss or deduction attributable to the disposition of Company property having a Book Value that differs from its adjusted basis for tax purposes shall be computed by reference to the Book Value of such property;

     (D) items of depreciation, amortization and other cost recovery deductions with respect to Company property having a Book Value that differs from its adjusted basis for tax purposes shall be computed by reference to the property's Book Value in accordance with Treasury Regulation Section 1.704-1(b)(2)(iv)(g);

     (E) to the extent an adjustment to the adjusted tax basis of any Company asset pursuant to Code Sections 732(d), 734(b) or 743(b) is required, pursuant to Treasury Regulation Section 1.704-1(b)(2)(iv)(m), to be taken into account in determining Capital Accounts, the amount of such adjustment to the Capital Accounts shall be treated as an item of gain (if the adjustment increases the basis of the asset) or loss (if the adjustment decreases such basis); and

     (F) to the extent that the Company distributes any asset in kind to the Members, the Company shall be deemed to have realized Profit or Loss thereon in the same manner as if the Company had sold such asset for an amount equal to the Fair Market Value (as determined by all the Members) of such asset or, if greater and otherwise required by the Code, the amount of debts to which such asset is subject.

     SECTION 4.3 NEGATIVE CAPITAL ACCOUNTS. No Member shall be required to pay to the Company or any other Member any deficit or negative balance which may exist from time to time in such Member's Capital Account.

     SECTION 4.4 COMPANY CAPITAL. No Member shall be paid interest on any Capital Contribution to the Company or on such Member's Capital Account, and no Member shall have any right (a) to demand the return of such Member's Capital Contribution or any other distribution from the Company (whether upon resignation, withdrawal or otherwise), except upon dissolution of the Company pursuant to ARTICLE X hereof, or (b) to cause a partition of the Company's assets; provided, however, that the interest restrictions in this paragraph shall not apply to a Default Loan the maker of which shall be entitled to interest at the Default Rate as provided in Section 3.4.

     SECTION 4.5 ADJUSTMENTS TO BOOK VALUE. The Company shall adjust the Book Value of its assets to fair market value in accordance with Treasury Regulation ss.1.704-1(b)(2)(iv)(f) as of the following times: (i) at the Board's discretion in connection with the issuance of Membership Interests in the Company; (ii) at the Board's discretion in connection with the distribution by the Company to a Member of more than a de minimis amount of Company assets, including money, if as a result of such distribution, such Member's interest in the Company is reduced; and (iii) the liquidation of the Company within the meaning of Treasury Regulation Section 1.704-1(b)(2)(ii)(G). Any such increase or decrease in Book Value of an asset shall be allocated as a Profit or Loss to the Capital Accounts of the Members under Section 5.5 (determined immediately prior to the acceptance of additional capital).

     SECTION 4.6 COMPLIANCE WITH SECTION 1.704-1(b). The provisions of this Agreement relating to the maintenance of Capital Accounts are intended to comply with Section 1.704-1(b) of the Treasury Regulations, and shall be interpreted and applied in a manner consistent with such Treasury Regulations. In the event the Board shall determine that it is prudent to modify the manner in which the Capital Accounts, or any debits or credits thereto (including, without limitation, debits or credits relating to liabilities which are secured by contributed or distributed property or which are assumed by the Company or any Member), are computed in order to comply with such regulation, the Board may make such modification, provided that it is not likely to have a material effect on the amount distributable to any Member pursuant to Section 5.2 hereof upon the dissolution of the Company. The Board also shall (i) make any adjustments that are necessary or appropriate to maintain equality between the Capital Accounts of the Members and the amount of Company capital reflected on the Company's balance sheet, as computed for book purposes, in accordance with Treas. Reg. ss.1.704-1(b)(iv)(g), and (ii) make any appropriate modifications in the event unanticipated events might otherwise cause this Agreement not to comply with Treas. Reg. ss.1.704-1(b).

     SECTION 4.7 TRANSFER OF CAPITAL ACCOUNTS. The original Capital Account established for each substituted Member shall be in the same amount as the Capital Account of the Member which such substituted Member succeeds, at the time such substituted Member is admitted to the Company. The Capital Account of any Member whose interest in the Company shall be increased or decreased by means of the transfer to it of all or part of the Interest of another Member shall be appropriately adjusted to reflect such transfer. Any reference in this Agreement to a Capital Contribution of or distribution to a Member that has succeeded any other Member shall include any Capital Contributions or distributions previously made by or to the former Member on account of the Interest of such former Member transferred to such Member.

                                   ARTICLE V.
                DISTRIBUTIONS; ALLOCATIONS OF PROFITS AND LOSSES

     SECTION 5.1 GENERALLY. Subject to the provisions of Section 18-607 of the Act and to the provisions of this ARTICLE V, the Board shall have sole discretion regarding the amounts and timing of distributions to Members, in each case subject to the retention and establishment of or reserves of, or payment to third parties of, such funds as it deems necessary with respect to the reasonable business needs of the Company which shall include the payment or the making of provision for the payment when due of the Company's obligations, including (i) the payment of any and all fees and expenses or any other obligations of the Company, and (ii) acquisition of Proposed Investments on behalf of the Company. Notwithstanding the foregoing, the Board, unless a Majority of the Board disapproves, shall provide for distributions to Members at least once per calendar quarter in an amount equal to Distributable Cash on account of that quarter. The making of distributions hereunder shall be subject to the terms and conditions of any indebtedness for borrowed money incurred by the Company or its Subsidiaries.

     SECTION 5.2 DISTRIBUTABLE CASH DISTRIBUTIONS. Subject to Section 5.1, distributions of Distributable Cash pursuant to this Section 5.2 shall be made, to the extent of Distributable Cash, on a quarterly basis at the end of each calendar quarter, to each Member in the following order and priority:

     (A) First, to the Members, in accordance with their respective Sharing Percentages, until each Member's Preferred Return Account has been reduced to zero;

     (B) Second, to the Members, in accordance with their respective Sharing Percentages, until each Member's Invested Capital Account has been reduced to zero.

     (C) Third, subject to Section 5.2(D) below (x) twenty-two percent (22%) to KOP (the "Promote") and (y) seventy-eight percent (78%) to the Members in accordance with their respective Sharing Percentages. A Permitted Transferee of KOP's Membership Interest shall be entitled to receive the Promote as part of such transfer.

     (D) In the event that CalEast makes a Capital Contribution pursuant to
Section 3.4(F) which results in a Default Contribution made by CalEast on behalf of KOP, the amount of Distributable Cash that would otherwise be distributed to KOP as the Promote above from and after such date shall be paid instead to the Members in accordance with their respective Sharing Percentages.

     (E) If, upon the dissolution of the Company as a result of the operation of
Section 10.7, any Member shall have a positive balance in such Member's Preferred Return Account or its Invested Capital Account (a "SHORTFALL AMOUNT") and KOP shall have received distributions of, or had its Proportionate Value during the Drafting Process determined in part by deemed distributions of, the Promote, then KOP shall promptly pay to the Company the lesser of (i) the amount of the Promote distributed or deemed to have been distributed to KOP and (ii) the aggregate Shortfall Amount for all Members, and such amount shall be distributed by the Company to the Members ratably in proportion to their respective Shortfall Amounts.

     SECTION 5.3 ALLOCATION OF PROFITS AND LOSSES.

     (A) ALLOCATIONS. The items of income, expense, gain and loss of the Company comprising Profit or Loss for a Taxable Year shall be allocated among the Members during such Taxable Year in a manner that will, as nearly as possible, cause the Capital Account balance of each Member at the end of such Taxable Year to equal the excess (which may be negative) of:

          (i) the hypothetical distribution (if any) that such Member would receive if, on the last day of the Taxable Year, (x) all Company assets, including cash, were sold for cash equal to their Book Value, taking into account any adjustments thereto for such Taxable Year, (y) all Company liabilities were satisfied in cash according to their terms (limited, with respect to each nonrecourse liability, to the Book Value of the assets securing such liability) and (z) the net proceeds thereof (after satisfaction of such liabilities) were distributed in full pursuant to
     Section 5.2., over

          (ii) the sum of (x) the amount, if any, which such Member is obligated to contribute to the capital of the Company, (y) such Member's share of the minimum gain determined pursuant to Regulations Section 1.704-2(g), and (z) such Member's share of partner nonrecourse debt minimum gain determined pursuant to Regulations Section 1.704-2(i)(5), all computed immediately prior to the hypothetical sale described in Section 5.3(A)(i).

     (B) DETERMINATION OF ITEMS COMPRISING ALLOCATIONS.

          (i) In the event that the Company has Profit for a Taxable Year;

               (1) for any Member as to whom the allocation pursuant to Section 5.3(A) is negative, such allocation shall be comprised of a proportionate share of each of the Company's items of expense or loss entering into the computation of Profits for such Taxable Year; and

               (2) the allocation pursuant to Section 5.3(A) in respect of each Member (other than a Member referred to in Section 5.3(B)(i)(a)) shall be comprised of a proportionate share of each Company item of income, gain, expense and loss entering into the computation of Net Income for such Taxable Year (other than the portion of each Company item of expense and loss, if any, that is allocated pursuant to Section 5.3(B)(i)(a)).

          (ii) In the event that the Company has a Loss for a Taxable Year;

               (1) for any Member as to whom the allocation pursuant to Section 5.3(A) is positive, such allocation shall be comprised of a proportionate share of the Company's items of income and gain entering into the computation of Loss for such Taxable Year; and

               (2) the allocation pursuant to Section 5.3(A) in respect of each Member (other than a Member referred to in Section 5.3(B)(ii)(a)) shall be comprised of a proportionate share of each Company item of income, gain, expense and loss entering into the computation of Net Loss for such Taxable Year (other than the portion of each Company item of income and gain, if any, that is allocated pursuant to Section 5.3(B)(ii)(a)).

          (iii) For purposes of this Section 5.3, a gain recognized by the Company upon the disposition of an item of Company property shall be considered to be a single item of gain regardless of whether, for federal income tax purposes, part of the gain is treated differently from the remainder.

     SECTION 5.4 REGULATORY AND SPECIAL ALLOCATIONS. Notwithstanding the provisions of Section 5.3:

     (A) COMPANY MINIMUM GAIN CHARGEBACK. If there is a net decrease in Company Minimum Gain during any Taxable Year, each Member shall be specially allocated items of taxable income or gain for such Taxable Year (and, if necessary, subsequent Taxable Years) in an amount equal to such Member's share of the net decrease in Company Minimum Gain, determined in accordance with Treasury Regulation Section 1.704-2(g). The items to be so allocated shall be determined in accordance with Treasury Regulation Sections 1.704-2(f)(6) and 1.704-2(j)(2). This paragraph is intended to comply with the minimum gain chargeback requirement in Treasury Regulation Section 1.704-2(f) and shall be interpreted consistently therewith.

     (B) MEMBER NONRECOURSE DEBT MINIMUM GAIN CHARGEBACK. Member Nonrecourse Deductions shall be allocated in the manner required by Treasury Regulation
Section 1.704-2(i). Except as otherwise provided in Treasury Regulation Section 1.704-2(i)(4), if there is a net decrease in Member Minimum Gain during any Taxable Year, each Member that has a share of such Member Minimum Gain shall be specially allocated items of taxable income or gain for such Taxable Year (and, if necessary, subsequent Taxable Years) in an amount equal to that Member's share of the net decrease in Member Minimum Gain. Items to be allocated pursuant to this paragraph shall be determined in accordance with Treasury Regulation Sections 1.704-2(i)(4) and 1.704-2(j)(2). This paragraph is intended to comply with the minimum gain chargeback requirements in Treasury Regulation Section 1.704-2(i)(4) and shall be interpreted consistently therewith.

     (C) QUALIFIED INCOME OFFSET. If any Member unexpectedly receives any adjustments, allocations or distributions described in Treasury Regulation
Section 1.704-1(b)(2)(ii)(d)(4), (5) or (6), items of taxable income and gain shall be specially allocated to such Member in an amount and manner sufficient to eliminate the adjusted capital account deficit (determined according to Treasury Regulation Section 1.704-1(b)(2)(ii)(d)) created by such adjustments, allocations or distributions as quickly as possible. This paragraph is intended to comply with the qualified income offset requirement in Treasury Regulation
Section 1.704-1(b)(2)(ii)(d) and shall be interpreted consistently therewith.

     (D) NONRECOURSE DEDUCTIONS. Nonrecourse Deductions (as determined according to Treasury Regulation Section 1.704-2(b)(1)) for any Fiscal Year shall be allocated to the Members in accordance with the allocation of Losses hereunder.

     (E) ORDERING RULES. Anything contained in this Agreement to the contrary notwithstanding, allocations for any Fiscal Year or other period of nonrecourse deductions (as defined in clause (d) above), or of items required to be allocated pursuant to the minimum gain chargeback requirements contained in
Section 5.4(A) and Section 5.4(B), shall be made before any other allocations hereunder.

     (F) OFFSETTING ALLOCATIONS. If, and to the extent that, any Member is deemed to recognize any item of income, gain, deduction or loss as a result of any transaction between such Member and the Company pursuant to Sections 1272-1274, 7872, 483, 482 or 83 of the Code or any similar provision now or hereafter in effect, and the Board determines that any corresponding Profit or Loss of the Member who recognizes such item should be allocated to such Member in order to reflect the Members' Economic Interest in the Company, then the Board may so allocate such Profit or Loss.

     (G) In accordance with Section 704(c) of the Code and the Treasury Regulations thereunder, income, gain, loss and deduction with respect to any property contributed to the capital of the Company shall, solely for tax purposes, be allocated among the Members so as to take account of any variation between the adjusted basis of such asset for federal income tax purposes and its initial Book Value. Such allocations shall be made using any reasonable method specified in Treasury Regulations section 1.704-3 as the Board determines. In the event the Book Value of any Company asset is adjusted pursuant to paragraph
(b) of the definition of "Book Value", subsequent allocations of income, gain, loss and deduction with respect to such asset shall take into account any variation between the adjusted basis of such asset for federal income tax purposes and its Book Value in the same manner as under Section 704(c) of the Code and the Treasury Regulations thereunder. Such allocation shall be made based on any reasonable method specified in Treasury Regulations section 1.704-3 as the Board determines.

     (H) Except as provided in Section 5.4(G), for federal, state and local income tax purposes, each item of income, gain, loss or deduction shall be allocated among the Members in the same manner and in the same proportion that the corresponding book items have been allocated among the Members' respective Capital Accounts.

     SECTION 5.5 ELECTION. Upon the request of the Board, the Company shall elect, pursuant to Section 754 of the Code, to adjust the basis of Company property as permitted and provided in Sections 734 and 743 of the Code. Such election shall be effective solely for Federal (and, if applicable, state and local) income tax purposes and shall not result in any adjustment to the Book Value of any Company asset or to the Member's Capital Accounts (except as provided in Treasury Regulations Section 1.704-1(b)(2)(iv)(m)) or in the determination or allocation of Profit or Loss for purposes other than such tax purposes.

                                  ARTICLE VI.
                       MANAGEMENT POWER, RIGHTS AND DUTIES

     SECTION 6.1 MANAGEMENT BY THE BOARD.

     (A) BOARD. The business and affairs of the Company shall be managed under the direction of a board of managers (the "BOARD"). The Board shall initially consist of four (4) Persons designated as follows: on or prior to February 5, 2001 KOP shall designate two (2) Persons in writing to CalEast and on or prior to February 5, 2001 CalEast shall designate two (2) Persons in writing to KOP. Any Member having the right to designate a member or members of the Board shall also have the power to remove or replace members of the Board so designated by such Member; provided, however, that if such Member shall become a Defaulting Member, then for such time as such Member shall be a Defaulting Member, the Non-Defaulting Member or Members entitled to designate Board Members shall have the right to designate an additional Board Member who shall serve until such time, if any, as such Defaulting Member shall no longer be a Defaulting Member. In addition, for so long as CalEast shall remain a Member, CalEast shall have the right to designate one (1) Person on behalf of the California Public Employees Retirement System ("CALPERS") who shall have the right to receive notice of and attend or otherwise observe all meetings of the Board (the "CALPERS OBSERVER"); provided, however, that the CalPERS Observer shall not have the right to vote on any matter coming before the Board nor shall the CalPERS Observer have or owe any duties, fiduciary or otherwise, to the Board, the Company or its Members.

     (B) GENERAL POWERS. All powers of the Company shall be exercised by the Board, except to the extent that the Officers are permitted to act without the Approval of the Board in accordance with Section 6.3. Decisions of the Board within its scope of authority shall be binding upon the Company and each Member and shall be evidenced by the affirmative vote of a Majority of the members of the Board. The Board shall have full, exclusive, and complete discretion, power, and authority, subject to any other provisions of this Agreement or by non-waivable provisions of applicable law, to manage, control, administer, and operate the business and affairs of the Company, and to make all decisions affecting such business and affairs, including, without limitation, as described in Section 2.7 above. The Members agree that the Officers and the Board Members designated by KOP are not obligated to submit or approve transactions that would adversely affect Keystone's status as a real estate investment trust under applicable provisions of the Code and Treasury Regulations, or that would result in the imposition of a tax under Section 857 or 4981 of the Internal Revenue Code. The Members further agree that CalEast will not be liable to KOP or Keystone in the event that a Board Member designated by CalEast submits, votes for or approves a transaction that would adversely affect Keystone's status as a real estate investment trust under applicable provisions of the Code and Treasury Regulations, or that would result in the imposition of a tax under
Section 857 or 4981 of the Internal Revenue Code.

     (C) TERM OF OFFICE. Members of the Board shall serve until their resignation, death or removal in accordance with Section 6.1(F) below by any Person or group of Persons having the right to designate such member of the Board.



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

     (D) VACANCIES. Any vacancy on the Board shall be filled in accordance with
Section 6.1(A) above.

     (E) RESIGNATION. A member of the Board may resign as such by delivering his, her or its written resignation to the Company at the Company's principal office addressed to the Board. Such resignation shall be effective upon receipt unless it is specified to be effective at some other time or upon the happening of some other event.

     (F) REMOVAL. Any member of the Board may be removed as such by the Person having the right to designate such member of the Board.

     (G) COMPENSATION. A member of the Board shall not be paid compensation by the Company for his, her or its services as such. The foregoing shall not be deemed to limit or restrict the payment of any reasonable compensation or remuneration to any Person in such Person's capacity as an Officer, advisor or consultant to the Company or any agreement or arrangement with the Company which has been approved by the Board.

     (H) REIMBURSEMENT. The members of the Board shall be entitled to be reimbursed for reasonable out-of-pocket costs and expenses incurred in the course of their service hereunder, including, without limitation, attendance at Board and Member meetings.

     (I) RELIANCE BY THIRD PARTIES. Any Person dealing with the Company, other than a Member, may rely on the authority of the Board (or any Officer authorized by the Board) in taking any action in the name of the Company without inquiry into the provisions of this Agreement or compliance herewith, regardless of whether that action actually is taken in accordance with the provisions of this Agreement. Every agreement, instrument or document executed by the Board (or any Officer authorized by the Board) in the name of the Company with respect to any business or property of the Company shall be conclusive evidence in favor of any Person relying thereon or claiming thereunder that (i) at the time of the execution or delivery thereof this Agreement was in full force and effect, (ii) such agreement, instrument or document was duly executed according to this Agreement and is binding upon the Company, and (iii) the Board or such Officer was duly authorized and empowered to execute and deliver such agreement, instrument or document for and on behalf of the Company.

     (J) MEETINGS OF THE BOARD; ACTIONS. Meetings of the Board shall be held at the principal place of business of the Company or at any other place that a Majority of the members of the Board determine. At any meeting, any member of the Board and the CalPERS Observer may participate by telephone or similar communication equipment, provided each member of the Board and the CalPERS Observer can hear the others. Persons present by telephone shall be deemed to be present "in person" for purposes hereof. The presence of at least three (3) members of the Board shall constitute a quorum for the transaction of business. Meetings shall be held at least once each quarter, or more often in accordance with a schedule established by the Board. The Board also may make decisions, without holding a meeting, by written consent of a Majority of the members of the Board required for such decision, with prior notice thereof to all other members of the Board and the CalPERS Observer. Minutes of each meeting and a record of each decision shall be kept by the secretary. Decisions of the Board shall require the approval of at least a Majority of its members. Only members of the Board and the CalPERS Observer shall be entitled hereunder to attend meetings of the Board; provided, however, that a Majority of the members of the Board present at a meeting may approve the presence of any other Person for all or any portion of such meeting. In addition, any two (2) or more members of the Board may convene a meeting thereof upon at least five (5) business days' prior written notice to the other members of the Board and the CalPERS Observer. Notwithstanding the foregoing provisions, each member of the Board and the CalPERS Observer who is entitled to notice waives notice if before or after the meeting the member of the Board or the CalPERS Observer signs a waiver of notice or appears at or participates in the meeting.

     SECTION 6.2 OFFICERS.

     (A) DESIGNATION AND APPOINTMENT. Subject to Approval by the Board, and to
Section 6.2(E) below, KOP may, from time to time, designate employees of KOP or an Affiliate of KOP as may be necessary or appropriate for the conduct of the Company's day-to-day business (subject to the supervision and control of the Board) as Officers of the Company. Any number of offices may be held by the same person. In its discretion, KOP may choose not to fill any office for any period as it may deem advisable. Officers need not be residents of the State of Delaware or Members. Any Officers so designated shall have such authority and perform such duties as are herein provided and as the Board may, from time to time, delegate to them. The Board may assign titles to particular Officers. Each Officer shall hold office until his or her successor shall be duly designated and shall qualify or until his or her death or until he shall resign or shall have been removed in the manner hereinafter provided. The Officers of the Company shall serve without compensation unless otherwise Approved by the Board. The initial Officers of the Company, shall be designated in writing by KOP to the Board and shall include, (in descending rank): President; Acquisitions and Development Officer; Vice President; Secretary; and Asst. Secretary.

     (B) RESIGNATION/REMOVAL. Subject to Section 11.1(B)(ii)(3), any Officer may resign as such at any time. Such resignation shall be made in writing and shall take effect at the time specified therein, or if no time be specified, at the time of its receipt by the Board. The acceptance of a resignation shall not be necessary to make it effective, unless expressly so provided in the resignation. Any Officer may be removed as such, either with or without Cause, without limiting CalEast's rights under Section 11.1(B)(ii)(3), at any time by the Board or KOP, or with Cause at any time by CalEast. Designation of an Officer shall not of itself create any contractual or employment rights. Notwithstanding anything to the contrary within this Agreement, if KOP becomes a Defaulting Member, CalEast shall have the right to remove any or all of the current Officers with or without Cause and designate new Officers, who may or may not be employees of KOP.

     (C) DUTIES OF OFFICERS GENERALLY. The Officers, in the performance of their duties as such, shall owe to the Company duties of loyalty and due care of the type owed by the officers of a corporation to such corporation and its equityholders under the laws of the State of Delaware.

     (D) PRESIDENT. The president shall, subject to the powers of the Board, be the chief administrative officer of the Company and shall have general charge of the business, affairs and property of the Company, and control over its other Officers and agents. The president shall


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

see that all orders and resolutions of the Board are carried into effect and shall have authority to suspend or to remove any agent or Officer of the Company and, in the case of the suspension for Cause of any such Officer, to recommend to the Board what further action should be taken. In the absence of the president the duties of the president shall be performed and his or her authority may be exercised by any other Officer of the Company. The president shall have such other powers and perform such other duties as may be prescribed by the Board, and shall be a "manager" for purposes of the Act.

     (E) ACQUISITIONS AND DEVELOPMENT OFFICER. The "ACQUISITIONS AND DEVELOPMENT OFFICER" shall be a senior officer of Keystone which shall be designated by KOP on the date hereof and approved by CalEast in writing, and once so designated and approved, resignation or removal of the Acquisitions and Development Officer shall be governed by Section 11.1(B)(ii)(3). During the Exclusivity Period, the Acquisitions and Development Officer shall be responsible for identifying Proposed Investments and consummating transactions involving same, and for managing and implementing the development of unimproved Company Properties or Company Properties which are to be re-developed. The Acquisitions and Development Officer shall perform such additional duties as may be prescribed, from time to time, by the President or the Board, and shall be a "manager" for the purposes of the Act.

     (F) VICE PRESIDENT. Each vice president shall perform such duties and have such other powers as the president or the Board may from time to time prescribe, and shall be a "manager" for purposes of the Act.

     (G) SECRETARY. The secretary shall have the general duties, powers and responsibilities of a secretary of a corporation. The secretary shall attend all meetings of the Board and of the Members and record all of the proceedings of such meetings in a book to be kept for that purpose. The secretary shall keep all documents as may be required under this Agreement and the Act. The secretary shall perform such other duties and have such other authority as may be prescribed elsewhere in this Agreement or from time to time by the president or the Board, and shall be a "manager" for purposes of the Act.

     (H) ASSISTANT SECRETARY. In the absence, disability or inability of the secretary, the assistant secretary shall perform the duties and exercise the powers of the secretary, and shall perform such other duties and have such other powers as the president or the Board may from time to time prescribe, and shall be a "manager" for purposes of the Act.

     (I) DOCUMENTS. All documents to be entered into by the Company shall be executed by either the president or a vice president or by any other Officer authorized by the Board.

     SECTION 6.3 AUTHORITY OF OFFICERS; RESTRICTIONS ON CERTAIN ACTIONS.

     (A) Subject to the provisions of this Agreement, the Officers, without the prior Approval of the Board, shall have the power and authority to take any and all actions on behalf of the Company as are necessary, appropriate, proper, advisable, convenient or incidental to or for the furtherance of the purposes set forth in Section 2.6 as enumerated in Section 2.7, subject to the restrictions set forth in Section 6.3(B), including the power and authority (i) to enter into


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

leases of Company Property that (a) are not Material Leases and (b) do not violate the Leasing Guidelines and (ii) to enter into any and all contracts or agreements (other than those referred to in clause (i) above) consistent with the then Approved Annual Operating Budget.

     (B) Notwithstanding anything to the contrary contained herein, an Officer may not take any of the following actions (or delegate authority to any Person to approve the taking of any of the following actions or commit to doing any of the following actions) on behalf of the Company without the prior Approval of the Board:

          (i) execute or cause to be executed on behalf of the Company any lease of Company Property that (a) is a Material Lease, or (b) subject to subsection (iii) below, violates the Leasing Guidelines;

          (ii) sell or otherwise dispose of any Company Property;

          (iii) modify the Annual Operating Budget by more than $25,000 in the aggregate for all Company Properties, or make any capital expenditure in excess of $25,000 in any individual instance or $25,000 in the aggregate per Company Property during any twelve (12) month period, except for capital expenditures which have been authorized in an approved Annual Operating Budget or are necessary for Emergency Requirements;

          (iv) to change the Leasing Guidelines for a Property;

          (v) commence (including the filing of a counterclaim), settle or otherwise dispose of any claim or litigation, regulatory proceeding or arbitration (other than ordinary course employer or commercial claims) to which the Company or its Subsidiaries is, or is to be, a party or by which the Company or its Subsidiaries or any of its business, assets or properties may be affected;

          (vi) directly or indirectly declare or make any Distributions other than the quarterly Distributions as required by Section 5.2;

          (vii) enter into or make a material amendment to or terminate any agreement, contract or commitment except as consistent with an approved Annual Operating Budget;

          (viii) create any liens or any other encumbrances whatsoever upon any assets or properties of the Company or its Subsidiaries;

          (ix) enter into any joint venture or material business alliance or create any Subsidiary, or acquire any capital stock of or other ownership interest in any Person, other than the creation of Subsidiaries for the purpose of owning one or more Company Properties;

          (x) amend or terminate any agreement relating to a joint venture or a material business alliance of the Company or any of its Subsidiaries;


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

          (xi) make any political or charitable contribution;

          (xii) pledge the credit of CalEast;

          (xiii) do any act which would make it impossible to carry on the ordinary business of the Company or to alter the status of the Company as a partnership for federal income tax purposes;

          (xiv) change the name of the Company;

          (xv) change the Investment Criteria;

          (xvi) directly or indirectly redeem, purchase or otherwise acquire, or permit any of its Subsidiaries to redeem, purchase or otherwise acquire, any of the Company's or any Subsidiary's equity securities (including, in the case of Subsidiaries, warrants, options and other rights to acquire equity securities);

          (xvii) authorize, issue, sell or enter into any agreement providing for the issuance (contingent or otherwise), or permit any of its Subsidiaries to authorize, issue, sell or enter into any agreement providing for the issuance (contingent or otherwise) (other than to the Company) of any equity securities or debt securities with equity features or securities exercisable or convertible into equity securities or debt securities with equity features;

          (xviii) merge or consolidate with any Person or permit any of its Subsidiaries to merge or consolidate with any Person (other than a wholly owned Subsidiary);

          (xix) except in accordance with Section 11.1, liquidate, dissolve or effect, or permit any of its Subsidiaries to liquidate, dissolve or effect, a recapitalization or reorganization in any form of transaction;

          (xx) enter into or modify any term of the Credit Facility, or any replacement or renewal of the Credit Facility or make any draw under the Credit Facility, except for draws of amounts reasonably required to meet an Emergency Requirement if the Credit Facility is available for such a draw;

          (xxi) create, incur, assume or suffer to exist, or permit any of its Subsidiaries to create, incur, assume or suffer to exist Indebtedness exceeding the amounts Approved therefor by the Board in one or more Approved Annual Operating Budgets;

          (xxii) enter into, create, modify or cause or agree to cause to be prepaid prior to its stated maturity, or permit any of its Subsidiaries to enter into, create, modify or cause or agree to cause to be prepaid prior to its stated maturity, any Indebtedness secured, directly or indirectly, by any Company Property or by the Company's or any Subsidiary's interest in any Company Property;


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

          (xxiii) make, or permit any of its Subsidiaries to make, any loans or advances to, guarantees for the benefit of, or Investments in, any Person (other than a wholly owned Subsidiary), except for Short Term Investments;

          (xxiv) enter into, or permit any of its Subsidiaries to enter into, any transaction with any Person (or any Affiliate thereof) who is an Affiliate of Keystone, KOP, Keystone Realty Services, Inc., any Officer or member of the Board or to KOP's knowledge, CalEast, (or, to KOP's knowledge, a lineal descendant, sibling, lineal descendant of a sibling, parent, grand parent or great grand parent, spouse or lineal descendant or sibling of a spouse of any of the foregoing Persons that are individuals), except as provided for in this Agreement or one or more current Annual Operating Budgets;

          (xxv) register any of the Company's or its Subsidiaries' securities under any securities laws;

          (xxvi) make any change in the Company's or its Subsidiaries' Fiscal Year;

          (xxvii) make any amendment or terminate any constitutive or governing document of the Company or its Subsidiaries, including without limitation the Agreement or Certificate;

          (xxviii) enter into any property management agreement with respect to a Company Property;

          (xxix) do any act in contravention of this Agreement;

          (xxx) approve under the Lease Agreement or Contract, the submission, or any material modifications to any prior submission of, any materials submitted to governmental authorities by the lessor under the Lease Agreement in connection with the subdivision of the real property which is the subject of the Lease Agreement, or exercise any right to acquire such real property from such lessor;

          (xxxi) commit to do any of the foregoing.

     (C) In the event that: (i) CalEast and KOP disagree over CalEast's desire to sell or otherwise dispose of a Company Property (except in the case of a dissolution under Section 11.1(B), in which event this Section shall not apply),
(ii) the Board vote with respect to such matter in disagreement results in a tie; and (iii) CalEast exercises its additional vote over the matter in disagreement, then, and thereby requires a sale of the Company Property, the Company Property shall be sold pursuant to the provisions of Section 6.8(A) and KOP shall have a right of first offer with respect to such Company Property in accordance with Section 6.8(A).

     (D) In the event that: (i) CalEast and KOP disagree over any modification to an Annual Operating Budget with respect to a Company Property requiring an additional capital expenditure in an amount having a net present value in excess of five percent (5%) of the aggregate Invested Capital Account for such Company Property, (ii) the Board vote with respect


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

to such matter in disagreement results in a tie; and (iii) CalEast exercises its additional vote over the matter in disagreement and thereby requires the expenditure to be made, then, if so elected in writing by KOP within ten (10) Business Days thereafter, the capital expenditure shall not be made, and the Company Property shall be sold pursuant to the provisions of Section 6.8(B) and CalEast and KOP shall have right(s) to make offers with respect to such Company Property in accordance with Section 6.8(B).


     SECTION 6.4 LIMITATION ON AUTHORITY OF MEMBERS. No Member is an agent of the Company solely by virtue of being a Member, and no Member has authority to act for the Company solely by virtue of being a Member. This Section 6.4 supersedes any authority granted to the Members pursuant to the Act. Any Member who takes any action or binds the Company in violation of this Section 6.4 shall be solely responsible for any loss and expense incurred by the Company as a result of the unauthorized action and shall indemnify and hold the Company harmless with respect to the loss or expense.

     SECTION 6.5 INTENTIONALLY OMITTED.

     SECTION 6.6 POWER OF ATTORNEY.

     (A) GRANT OF POWER. Each Member constitutes and appoints the Officers of the Company as the Member's true and lawful attorney-in-fact, and in the Member's name, place and stead, to make, execute, sign, acknowledge, and file:

          (i) one or more certificates of formation consistent with the terms of this Agreement;

          (ii) all documents (including amendments to the Certificates of Formation) which the attorney-in-fact deems appropriate to reflect any written amendment, change or modification of this Agreement approved in accordance with Section 12.8 below;

          (iii) upon the requisite approval, if any, required elsewhere in this Agreement, any and all other certificates or other instruments required to be filed by the Company under the laws of the State of Delaware or of any other state or jurisdiction, including, without limitation, any certificate or other instruments necessary in order for the Company to continue to qualify as a limited liability company under the laws of the State of Delaware;

          (iv) one or more applications to use an assumed name; and

          (v) all documents which may be required to dissolve and terminate the Company and to cancel its Certificate of Formation upon the requisite approval required elsewhere in this Agreement.

     (B) IRREVOCABILITY. The foregoing power of attorney is irrevocable and is coupled with an interest, and, to the extent permitted by applicable law, shall survive the death or disability of a Member. It also shall survive the Transfer of a Membership Interest, except that if


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

the transferee is approved for admission as a Member, this power of attorney shall survive the delivery of the assignment for the sole purpose of enabling the Attorney-in-Fact to execute, acknowledge and file any documents needed to effectuate the substitution. Each Member shall be bound by any representations made by the attorney-in-fact acting in good faith pursuant to this power of attorney, and each Member hereby waives any and all defenses which may be available to contest, negate or disaffirm the action of the attorney-in-fact taken in good faith under this power of attorney.

     SECTION 6.7 MANAGEMENT AGREEMENT. The Board shall cause the Company to enter into the Management Agreement with Keystone Realty Services, Inc., a copy of which is attached hereto as Exhibit 2 (the "MANAGEMENT AGREEMENT"). Any Member shall have the right to terminate the Management Agreement for Cause (as such term is defined in the Management Agreement). The Officers may delegate to the Manager, from time to time, such power and authority as may be necessary to assist the Officers in performing their duties and obligations as set forth in
Section 6.3.; provided, however, that the Manager shall not have the power to execute agreements on behalf of or otherwise bind, the Company unless such power is specifically delegated to the Manager, in writing, by the Board.

     SECTION 6.8 RIGHT OF FIRST OFFER FOR CERTAIN COMPANY PROPERTIES.

     (A) BY KOP. Upon a sale of a Company Property pursuant to Section 6.3(C) (a "SALE Property"), KOP shall have thirty (30) days from the date of CalEast's exercise of its additional vote pursuant to Section 6.3(C)(iii) (the "Offer Period") to provide CalEast with a written offer to purchase the Sale Property (a "KOP OFFER"), which KOP Offer shall include the price which KOP is willing to pay for the Sale Property and such other terms and conditions of such proposed purchase as are reasonably required for CalEast to determine whether to accept the KOP Offer. Should KOP fail to deliver a KOP Offer to CalEast within the Offer Period, KOP shall be deemed to have elected not to purchase the Sale Property and the Company shall market the Sale Property for sale to any Person for a period of 180 days. During such 180 day period, CalEast shall have the right, on behalf of the Company, to accept any Qualifying Purchase Offer (as defined below), and, if a Qualifying Purchase Offer (as defined below) is not received within such period, then the Sale Property shall be removed from the market and CalEast shall have the right to request a new vote of the Board to decide whether to sell the Sale Property, and, if applicable, the process set forth in Section 6.3(C) and this Section 6.8(A) shall be repeated. If KOP delivers a KOP Offer to CalEast within the Offer Period, CalEast shall have thirty (30) days following receipt of the KOP Offer (the "ACCEPTANCE PERIOD") to determine whether the Company it will accept or reject the KOP Offer. Should CalEast fail to reject the KOP Offer on behalf of the Company within such 30 day period the KOP Offer shall be deemed accepted.

          (i) If CalEast rejects the KOP Offer, on behalf of the Company, the Company shall use the 180 day period after the date of rejection of the KOP Offer (the "MARKETING PERIOD") to market the Sale Property for sale to any Person. In the event that, on or prior to the expiration of the Marketing Period, the Company receives a bona-fide offer which CalEast is willing to accept from any Person to purchase the Sale Property, which offer shall be in writing in the form of a letter of intent between the Company and such Person and shall set forth the price and other terms relevant to the sale and purchase of the Sale Property (a "QUALIFYING PURCHASE OFFER"), the Company shall promptly provide a copy thereof to each of the Members, who shall have the following rights in respect thereof:

               (1) if such Qualifying Purchase Offer is in an amount which is less than ninety-five percent (95%) of the KOP Offer, KOP shall have the right to purchase the Sale Property at the price and upon the terms contained within the Qualifying Purchase Offer by giving notice of its intention to do so within five (5) business days after receipt of written notice from CalEast stating that it is willing to accept the Qualifying Purchase Offer on behalf of the Company, or if KOP does not exercise this right within the five (5) business day period, then CalEast shall have the right to accept such Qualifying Purchase Offer on behalf of the Company and the Company shall proceed to consummate the sale of the Sale Property in accordance with the terms of the Qualifying Purchase Offer.

               (2) if such Qualifying Purchase Offer is in an amount equal to or greater than ninety-five percent (95%) of the KOP Offer, then CalEast shall have the right to accept such Qualifying Purchase Offer on behalf of the Company and the Company shall proceed to consummate the sale of the Sale Property in accordance with the terms of the Qualifying Purchase Offer.

          (ii) If CalEast accepts or is deemed to have accepted the KOP Offer on behalf of the Company, or if KOP exercises is rights under Section 6.8(A)(i)(1) above, the completion of the sale and purchase of the Sale Property shall take place at the Company's principal place of business on a date specified by KOP which shall be no later than the date which is sixty
     (60) days after the CalEast's acceptance of the KOP Offer (or, in the case of a deemed acceptance, within sixty (60) days after the end of the Acceptance Period) or KOP's notice of its exercise of its rights under
     Section 6.8(A)(i)(1) above, as applicable.

     (B) Upon KOP's election to force a sale of a Company Property pursuant to
Section 6.3(D) (a "CAP EX PROPERTY"), CalEast shall have fifteen (15) days from the receipt of KOP's election to provide KOP with a written offer to purchase the Cap Ex Property (a "CALEAST OFFER"), which CalEast Offer shall include the price at which CalEast is willing to pay for the Cap Ex Property and such other terms and conditions of such proposed purchase as are reasonably required for KOP to determine whether to submit a Counter Offer (as defined below) to purchase the Cap Ex Property.

          (i) If CalEast delivers to KOP a CalEast Offer within the 15 day period specified above, KOP shall have fifteen (15) days following receipt thereof (the "DETERMINATION PERIOD") to determine which of the following it shall do:

               (1) accept the CalEast Offer on behalf of the Company, in which case, the completion of the sale and purchase of the such Cap Ex Property shall take place at the Company's principal place of business on a date specified by CalEast which shall be no later than the date which is sixty (60) days after the acceptance by KOP of the CalEast Offer;

               (2) submit a counter offer to purchase the Cap Ex Property on substantially the same terms and conditions as set forth in the CalEast Offer except at a price which is at least ten percent (10%) higher than the CalEast Offer (a "KOP COUNTER OFFER"), within two (2) business days of receipt of the KOP Counter Offer, in which case, CalEast may deliver to KOP a written notice stating its election to re-counter the KOP Counter Offer at a price which is at least ten percent (10%) higher than the KOP Counter Offer, and each Member may re-counter the previous counter offer from the other Member at a price which is at least ten percent (10%) higher than the previous counter offer by delivering written notice to the other Member within two (2) business days of receipt of the previous counter offer until one Member fails to timely make a new counter offer, at which point the Company shall accept the highest offer theretofore made. If CalEast does not re-counter the KOP Counter Offer on a timely basis, the Company shall accept the KOP Counter Offer. In either case, the completion of the sale and purchase of the Cap Ex Property shall take place at the Company's principal place of business on the date specified by the purchaser which shall be no later than sixty (60) days after the acceptance of the KOP Counter Offer or the applicable later counter-offer; or

               (3) cause the Company to market the Cap Ex Property for sale to any Person in accordance with the procedure set forth in Section 6.8(A)(i); provided, however, that KOP (rather than CalEast) shall have the right to conduct the marketing of the CapEx Property and to determine whether a Qualifying Purchase Offer is acceptable and CalEast (rather than KOP) shall have the right to purchase the Cap Ex Property in the event that the Qualifying Purchase Offer is at a price which is less than 95% of the CalEast Offer.

          (ii) If CalEast does not deliver a CalEast Offer to KOP within the 15 day period specified above, then KOP may make an offer (a "KOP CAP EX OFFER") and CalEast shall have the Determination Period to determine which of the following it shall do:

               (1) accept the KOP Cap Ex Offer, in which case, the completion of the sale and purchase of the such Cap Ex Property shall take place at the Company's principal place of business on a date specified by KOP which shall be no later than the date which is sixty (60) days after the acceptance of the KOP Cap Ex Offer;

               (2) submit a counter offer to purchase the Cap Ex Property on substantially the same terms and conditions as set forth in the KOP Cap Ex Offer except at a price which is at least ten percent (10%) higher than the KOP Cap Ex Offer (a "CALEAST COUNTER OFFER"), within two (2) business days of receipt of the CalEast Counter Offer, in which case, KOP may deliver to CalEast a written notice stating its election to re-counter the CalEast Counter Offer at a price which is at least ten percent (10%) higher than the CalEast Counter Offer, and each Member may re-counter the previous counter offer from the other Member at a price which is at least ten percent (10%) higher than the previous counter offer by delivering written notice to the other Member within two (2) business days of receipt of the previous counter offer until one Member fails to timely make a new counter offer at which point the Company shall accept the highest offer theretofore made. If KOP does not re-counter the CalEast Counter Offer on a timely basis, the Company shall accept the CalEast Counter Offer. In either case, the completion of the sale and purchase of the Cap Ex Property shall take place at the Company's principal place of business on the date specified by the purchaser which shall be no later than sixty
          (60) days after the acceptance of the CalEast Counter Offer or the applicable later counter-offer; or

               (3) cause the Company to market the Cap Ex Property for sale to any Person in accordance with the procedure set forth in Section 6.8(A)(i).

          (iii) If CalEast does not make a CalEast Offer and KOP does not make a KOP Cap Ex Offer, then the Cap Ex Property shall be marketed for sale under the direction of the Board.

     SECTION 6.9 ANNUAL OPERATING BUDGET. Not later than sixty (60) days after the acquisition of each Company Property with respect to the balance of the Fiscal Year during which such Company Property is acquired and thereafter by no later than June 1st of each year in which the Company continues to hold such Company Property, the Officers shall submit to the Board, for the Board's Approval, proposed budgets, operating plans and leasing plans (the "ANNUAL OPERATING BUDGET") for each Company Property, as well as a description of major business objectives and challenges (including, but not limited to, vacancy, lease rollover, reletting, sale, refinance, lease option dates, major renovations, and major capital requirements) for such Company Property for the forthcoming Fiscal Year. The Annual Operating Budget also shall set forth the following on a monthly basis with annual totals, together with an explanation of all material assumptions made in determining the same: (i) a detailed estimate of the projected Gross Revenues for the Company Property for the forthcoming Fiscal Year, which estimate shall set forth as separate line items the projected Gross Revenues from rent, escalations, and each other type of revenue expected to be received in such year; (ii) a detailed estimate of the projected operating expenses for the Company Property for the forthcoming Fiscal Year, which estimate shall set forth as separate line items the projected operating expenses with respect to each type of expense expected to be incurred for such year;
(iii) a detailed estimate showing projected debt service payments; (iv) a detailed estimate of the projected reimbursable expenses with respect to each type of expense expected to be incurred for such year; (v) a statement as to the projected balances of any reserves with respect to the Company Property as of the first day of the forthcoming year; (vi) a statement as to the projected additions to or disbursements from such reserves for the forthcoming Fiscal Year; (vii) an estimate of the projected Net Operating Cash Flow from such Company Property for the forthcoming Fiscal Year; (viii) a detailed description of the renovations or other capital improvements, if any, proposed to be undertaken with respect to the during the forthcoming Fiscal Year; (ix) an estimate of the total costs of the renovations or other capital improvements, if any, to be undertaken with respect to the Company Property during the forthcoming Fiscal Year together with proposed sources of funding such costs, maximum financing rates (if the proposed source is borrowings) and timing for obtaining such funds and implementing the proposed renovations or capital improvements; (x) a list of each space for which the lease then in effect will expire during the forthcoming eighteen (18) month period, and a description of the proposed terms and conditions for leasing each such vacant space for the forthcoming Fiscal Year, including, without limitation, a calculation of net effective rent for each such vacant space, and projected costs of tenant improvements and tenant allowances for each such vacant space (collectively, the "LEASING GUIDELINES"); (xi) a description of the terms and conditions proposed with respect to material contracts relating to the Company Property for the forthcoming Fiscal Year; (xii) a description of the minimum insurance coverage to be maintained with respect to the Company Property for the forthcoming Fiscal Year; and (xiii) and such other information as may be reasonably requested by the Board. With respect to Company Properties that are build-to-suit or other new development projects, the Annual Operating Budget shall also include the Investment Report for such Company Property, including all development budgets and construction schedules included therein, together with a narrative report describing the status of such project and any realized or projected variances from the development budget and construction schedule pertaining thereto together with the Officer's recommendations for mitigation of any negative variances. In addition, the Officers shall provide to the Board such other financial data and other information as may be reasonably requested by the Board. All Annual Operating Budgets and other reports prepared pursuant to this Section 6.9 shall be prepared in accordance with United States generally accepted accounting principles consistently applied ("GAAP") unless otherwise requested by the Board.

     SECTION 6.10 REPORTING REQUIREMENTS. The Officers shall do the following:

     (A) Within seven (7) Business Days after the end of each month, prepare and deliver to CalEast such monthly reports as CalEast may reasonably request;

     (B) Within twenty-five (25) days after the end of CalEast's fiscal quarter (based upon a July 1 to June 30 fiscal year), prepare and deliver to CalEast such quarterly reports as CalEast may reasonably request;

     (C) Within seventy-five (75) days after the end of CalEast's fiscal year, deliver to CalEast such tax information with respect to such year as is necessary for inclusion in CalEast's federal and state income tax and other tax returns;

     (D) Within forty-five (45) days of the end of CalEast's fiscal year, deliver to CalEast (i) the balance sheet of the Company as of the end of such year and statement of income (loss), equity and statement of cash flow of the Company for such year, and (ii) a statement of

Cash Available for Distribution (defined in the CalEast operating agreement) and actual cash distributions for such year, all of which shall be audited;

     (E) Within five (5) Business Days of the occurrence of such a default, give notice to CalEast of (i) any default under any financing or breach of or default under any other material agreement of which the Company is a party, and (ii) any default in the payment of property taxes with respect to a Company Property, or any matter which could result in a substantial and material loss (i.e., greater than $250,000) to the Company; and

     (F) Promptly deliver to CalEast such additional information regarding the Company as CalEast may reasonably request from time to time.

All of the above reports, balance sheets or other financial statements shall be prepared in accordance with GAAP. For each Business Day that any of the above reports is late, the Company shall pay CalEast One Hundred Dollars ($100). Furthermore, the Company shall reimburse CalEast for the actual costs incurred by CalEast in correcting any error in the reports and financial information submitted to CalEast under the Company Agreement. CalEast may, from time to time, at its sole cost and expense, perform or cause to be performed an audit or appraisal of the Company and its operations, and the Company shall reasonably cooperate in such appraisal.

                                  ARTICLE II.
                         EXCULPATION AND INDEMNIFICATION

     SECTION 7.1 PERFORMANCE OF DUTIES; NO LIABILITY OF OFFICERS. No Member shall have any duty to the Company or any Member of the Company except as expressly set forth herein or in other written agreements. No Member, member of the Board or Officer of the Company shall be liable to the Company or to any Member for any loss or damage sustained by the Company or to any Member, unless the loss or damage shall have been the result of gross negligence, fraud or intentional misconduct by the Member, member of the Board or Officer in question or, in the case of an Officer, breach of such Person's duties pursuant to
Section 6.2(c). In performing his or her duties, each such Person shall be entitled to rely in good faith on the provisions of this Agreement and on information, opinions, reports or statements (including financial statements and information, opinions, reports or statements as to the value or amount of the assets, liabilities, profits or losses of the Company or any facts pertinent to the existence and amount of assets from which distributions to Members might properly be paid) of the following other Persons or groups: one or more Officers of the Company, any attorney, independent accountant, appraiser or other expert or professional employed or engaged by or on behalf of the Company or the Board; or any other Person who has been selected with reasonable care by or on behalf of the Company, or the Board in each case as to matters which such relying Person reasonably believes to be within such other Person's competence. The preceding sentence shall in no way limit any Person's right to rely on information to the extent provided in Section 18-406 of the Act. No Member, member of the Board or Officer of the Company shall be personally liable under any judgment of a court, or in any other manner, for any debt, obligation or liability of the Company, whether that liability or obligation arises in contract, tort or otherwise, solely by reason of being a Member, member of the Board or Officer of the Company or any combination of the foregoing.

     SECTION 7.2 CONFIDENTIAL INFORMATION. Without limiting the applicability of any other agreement to which any Member may be subject, no Member or member of the Board shall, directly or indirectly disclose or use at any time, either during his, her or its association or employment with the Company or thereafter, any Confidential Information of which such Member is or becomes aware. Each Member and member of the Board in possession of Confidential Information shall take all appropriate steps to safeguard such information and to protect it against disclosure, misuse, espionage, loss and theft. Notwithstanding the above, a Member or member of the Board may disclose Confidential Information to the extent (i) the disclosure is necessary for the Member, member of the Board and/or the Company's agents, representatives, and advisors to fulfill their duties to the Company pursuant to this Agreement and/or other written agreements, (ii) the disclosure is required by law or a court order, and (iii) to the extent necessary to enforce rights hereunder.

     SECTION 7.3 TRANSACTIONS BETWEEN THE COMPANY AND THE MEMBERS. Notwithstanding that it may constitute a conflict of interest, the Members, the members of the Board or their Affiliates may engage in any transaction (including, without limitation, the purchase, sale, lease or exchange of any property or the rendering of any service with the Company) so long as such transaction is at arm's length and approved by a majority of the disinterested members of the Board.

     SECTION 7.4 RIGHT TO INDEMNIFICATION. Subject to the limitations and conditions provided in this ARTICLE VII, each Person who was or is made a party or is threatened to be made a party to or is involved in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or arbitrative (hereinafter, a "PROCEEDING"), or any appeal in such a Proceeding or any inquiry or investigation that could lead to such a Proceeding, by reason of the fact that such Person, or a Person of which such Person is the legal representative, is or was a Member, a member of the Board or Officer shall be indemnified by the Company to the fullest extent permitted by applicable law, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Company to provide broader indemnification rights than said law permitted the Company to provide prior to such amendment) against judgments, penalties (including excise and similar taxes and punitive damages), fines, settlements and reasonable expenses (including, without limitation, reasonable attorneys' and experts' fees) actually incurred by such Person in connection with such Proceeding, appeal, inquiry or investigation (each a "LOSS"), unless such Loss shall have been the result of gross negligence, fraud or intentional misconduct by such Person, in which case such indemnification shall not cover such Loss to the extent resulting from such gross negligence, fraud or intentional misconduct. Indemnification under this ARTICLE VII shall continue as to a Person who has ceased to serve in the capacity which initially entitled such Person to indemnity hereunder. The rights granted pursuant to this ARTICLE VII shall be deemed contract rights, and no amendment, modification or repeal of this ARTICLE VII shall have the effect of limiting or denying any such rights with respect to actions taken or Proceedings, appeals, inquiries or investigations arising prior to any amendment, modification or repeal.

     SECTION 7.5 ADVANCE PAYMENT. The right to indemnification conferred in this
ARTICLE VII shall include the right to be paid or reimbursed by the Company the reasonable expenses incurred by a Person (other than an Officer of the Company or any of its Subsidiaries thereof in respect of claims by the Company or any of its subsidiaries thereof against such Officer in such Officer's capacity as such) entitled to be indemnified under Section 7.4 who was, is or is threatened to be made a named defendant or respondent in a Proceeding in advance of the final disposition of the Proceeding and without any determination as to the Person's ultimate entitlement to indemnification; provided, however, that the payment of such expenses incurred by any such Person in advance of the final disposition of a Proceeding shall be made only upon delivery to the Company of a written affirmation by such Person of his or her good faith belief that he has met the standard of conduct necessary for indemnification under ARTICLE VII and a written undertaking, by or on behalf of such Person, to repay all amounts so advanced if it shall ultimately be determined that such indemnified Person is not entitled to be indemnified under this ARTICLE VII or otherwise.

     SECTION 7.6 INDEMNIFICATION OF AGENTS. The Company, at the direction of the Board, may indemnify and advance expenses to an agent of the Company to the same extent and subject to the same conditions under which it may indemnify and advance expenses under Sections 7.4 and 7.5.

     SECTION 7.7 APPEARANCE AS A WITNESS. Notwithstanding any other provision of this ARTICLE VII, the Company may pay or reimburse reasonable out-of-pocket expenses incurred by an Officer or agent in connection with his or her appearance as a witness or other participation in a Proceeding at a time when he is not a named defendant or respondent in the Proceeding.

     SECTION 7.8 NONEXCLUSIVITY OF RIGHTS. The right to indemnification and the advancement and payment of expenses conferred in this ARTICLE VII shall not be exclusive of any other right that a Member, member of the Board, Officer or other Person indemnified pursuant to this ARTICLE VII may have or hereafter acquire under any law (common or statutory) or provision of this Agreement.

     SECTION 7.9 INSURANCE. The Company shall obtain and maintain, at its expense, insurance to protect itself and any Member, member of the Board, Officer or agent of the Company who is or was serving at the request of the Company as a manager, representative, director, officer, partner, venturer, proprietor, trustee, agent or similar functionary of another foreign or domestic limited liability company, corporation, Company, sole proprietorship, trust or other enterprise against any expense, liability or loss, in amounts and on terms that the Officers determine are reasonable, whether or not the Company would have the power to indemnify such Person against such expense, liability or loss under this ARTICLE VII.

     SECTION 7.10 SAVINGS CLAUSE. If this ARTICLE VII or any portion hereof shall be invalidated on any ground by any court of competent jurisdiction, then the Company shall nevertheless indemnify and hold harmless each Person indemnified pursuant to this ARTICLE VII as to costs, charges and expenses (including reasonable attorneys' fees), judgments, fines and amounts paid in settlement with respect to any such Proceeding, appeal, inquiry or investigation to the full extent permitted by any applicable portion of this ARTICLE VII that shall not have been invalidated and to the fullest extent permitted by applicable law.

     SECTION 7.11 LIMITED LIABILITY. Except as otherwise provided by the Act, the debts, obligations and liabilities of the Company, whether arising in contract, tort or otherwise, shall be solely the debts, obligations and liabilities of the Company, and no Member, member of the Board or Officer of the Company shall be obligated personally for any such debt, obligation or liability of the Company solely by reason of being a Member, member of the Board or Officer of the Company. Neither the Members nor any member of the Board shall be required to lend any funds to the Company. Each of the Members shall only be liable to make payment of its respective Member Commitment as and when due hereunder and other payments as expressly provided in this Agreement. If and to the extent a Member's Member Commitment shall be fully paid, such Member shall not, except as required by the express provisions of the Act regarding repayment of sums wrongfully distributed to Members, be required to make any further contributions. No Member in his or her capacity as a Member shall have any power to represent, act for, sign for or bind the members of the Board or the Company, and the Members hereby consent to the exercise by the Board and Officers of the Company of the powers conferred on them by law and this Agreement.

                                  ARTICLE III.
                                      TAXES

     SECTION 8.1 TAX RETURNS. The President shall cause to be prepared and filed all necessary federal and state income tax returns for the Company, and shall make any elections and filings it may deem appropriate and in the best interests of the Members. Each Member shall furnish to the Company all pertinent information in its possession relating to Company operations that is necessary to enable the Company's income tax returns to be prepared and filed. The Officers shall cause the Company to furnish all pertinent information to the Members that is necessary to determine amounts includable on their tax returns with respect to the Company (including Schedule K-1) not later than 75 days after the end of the Taxable Year or any extension period granted by the relevant authority having jurisdiction over such matters. Notwithstanding the foregoing, the Officers shall cause the Company to timely furnish to KOP any information regarding the Company, its assets, or operations as KOP shall reasonably request and as may be necessary in order to determine the status of Keystone as a "real estate investment trust" within the meaning of Section 856 of the Code.

     SECTION 8.2 TAX MATTERS PARTNER. KOP shall be designated to serve as the initial tax matters partner (subject to replacement) as and when required pursuant to Section 6231(a)(7) of the Code (the "TAX MATTERS PARTNER"), subject to removal by the Majority of the Board, and such Tax Matters Partner shall also be the "notice partner" within the meaning of Section 6223 of the Code. The Tax Matters Partner may, in its sole discretion, make or revoke any election under the Code or the Treasury Regulations issued thereunder (including for this purpose any new or amended Treasury Regulations issued after the Formation
Date). The Tax Matters Partner is authorized to represent the Company before the Internal Revenue Service and any other governmental agency with jurisdiction, and to sign such consents and to enter into settlements and other agreements with such agencies as the Board deems necessary or advisable. Promptly following the written request of the Tax Matters Partner, the Company shall, to the fullest extent permitted by law, reimburse and indemnify the Tax Matters Partner for all reasonable expenses, including reasonable legal and accounting fees, claims, liabilities, losses and damages incurred by the Tax Matters Partner in connection with any administrative or judicial proceeding (i) with respect to the tax liability of the Company and/or
(ii) with respect to the tax liability of the Members in connection with the operations of the Company. The provisions of this Section 8.2 shall survive the termination of the Company or the termination of any Member's interest in the Company and shall remain binding on the Members for as long a period of time as is necessary to resolve with the Internal Revenue Service any and all matters regarding the Federal income taxation of the Company or the Members.

     SECTION 8.3 RESERVES. The Board may from time to time establish, increase, reduce and eliminate such reasonable cash reserves as it shall reasonably determine.

                                  ARTICLE IV.
                           TRANSFERS AND OTHER EVENTS

     SECTION 9.1 TRANSFER OF INTEREST. Except as provided in this ARTICLE IX, no Member shall have the right to sell, assign, transfer or otherwise dispose of, whether voluntarily or involuntarily or by operation of law, all or any portion of its, his or her Membership Interest (a "TRANSFER") in the Company to any Person (an "ASSIGNEE") without the prior Approval of the Board.

     SECTION 9.2 PERMITTED TRANSFER. Subject to the conditions and restrictions of Sections 9.3 and 9.4, the Approval of the Board shall not be required for any Transfer by any Member of all of any portion of its Membership Interests to any Affiliate of such Member, unless the Transferring Member (as defined below) seeks to be released or in any manner avoid further obligations to fund the unfunded portion of its Member Commitment as a result of such Transfer.

     SECTION 9.3 RIGHT OF FIRST OFFER-MEMBERSHIP INTEREST. Before any Member (the "TRANSFERRING MEMBER") transfers all or any portion of its Membership Interest (the "TRANSFERRED INTEREST") to any Person other than an Affiliate of the Transferring Member, the Transferring Member shall notify the Board in writing of such intended Transfer, which notice (the "TRANSFER NOTICE") shall contain the terms of the proposed Transfer (including, the price at which the Transferring Member is seeking to Transfer the Transferred Interest). The Board shall provide all Members with a copy of the Transfer Notice within five (5) business days after receiving such notice. Each Non-Defaulting Member shall have thirty (30) days (such period the "ELECTION PERIOD") from the Board's delivery of the Transfer Notice to notify the Board in writing of its election to acquire all or a portion of the Transferred Interest and the percentage of the Transferred Interest that such Non-Defaulting Member (and "ELECTING MEMBER") proposes to acquire (such notice by an Electing Member, an "ELECTION NOTICE"). The Board shall provide a copy of each Election Notice it receives to all other Members within five (5) business days after receiving such Election Notice. If at the end of the Election Period, the aggregate percentage of the Transferred Interest specified by the Electing Partners in Election Notices is equal to or greater than 100%, then the Transferring Member shall transfer the Transferred Interest to such Electing Members on a prorata basis in accordance with the percentages of the Transferred Interest set forth in their respective Election Notices, and in accordance with all other terms set forth in the Transfer Notice. If, at the end of the Election Period no Members deliver an Election Notice, or the aggregate percentage of the Transferred Interest specified by the Electing Members in Election Notices is less than 100%, then the Transferring Member shall have the right, subject to the terms and conditions of Section 9.4, to Transfer the Transferred Interest to any Person, for an amount not less than 98% of the price specified in the Transfer Notice and otherwise on substantially identical terms as the terms specified in the Transfer Notice, within ninety (90) days of the expiration of the Election Period. If the Transferring Member fails to Transfer the Transferred Interest within such ninety (90) day period, or materially deviates from the terms of the Transfer Notice other than the variance in price allowed pursuant to this Section 9.3, the Transferring Member shall be required to re-offer the Transferred Interest to the other Members in accordance the above procedure. If a Transferring Member shall Transfer all or any portion of its interest in the Company to one or more Members, in accordance with this
Section 9.3, then the Transferring Member shall be released from any further obligations under this Agreement to the extent of such Transferred Interest. Notwithstanding the foregoing provisions of this Section 9.3, and without limiting the authority of the Board to grant or withhold Approval to any proposed Transfer to any party who is not a Member or an Affiliate of a Member, the Board may withhold Approval to any proposed Transfer that the Board determines, based upon the advice of counsel, would (i) violate applicable federal, state or foreign securities laws, (ii) require the Company to register as an investment company under the Investment Company Act of 1940, as amended,
(iii) create a material risk of adverse tax consequences to any Member (other than the Transferring Member), including without limitation material risk that the Company shall be treated as a "publicly traded partnership" under Section 7704 of the Code or shall fail to qualify for any safe harbor, exemption or other favorable treatment under Section 7704 of the Code, the regulations thereunder, and any administrative rulings or policies with respect thereto,
(iv) threaten or result in a liquidation of the Company, or (v) violate the terms of any existing financing of Company Properties.

     SECTION 9.4 ASSIGNMENTS GENERALLY; SUBSTITUTED MEMBER. Without limiting the provisions of Sections 9.1 through 9.3, a Transfer shall be valid hereunder only if:

     (A) the Transferring Member and the Assignee each execute and deliver to the Company such documents and instruments of conveyance as may be reasonably requested by the Board to effect such Transfer and to confirm the agreement of the Assignee to be bound by the provisions of this Agreement;

     (B) the Transferring Member and Assignee provide to the Board the Assignee's taxpayer identification number and any other information reasonably necessary to permit the Company to file all required federal and state tax returns and other legally required information statements or returns. Without limiting the generality of the foregoing, the Company shall not be required to make any distribution otherwise provided for in this Agreement with respect to any interest Transferred until the Board has received such information;

     (C) the Transferring Member furnishes to the Company (unless waived by the Board) an opinion of counsel, which counsel and opinion shall be reasonably satisfactory to the Board, that (i) the Transfer will not cause the Company to be deemed to be an "investment company" under the Investment Company Act of 1940, as amended, (ii) the Transfer will not cause the Company to be taxed as a corporation pursuant to Section 7704 of the Code and (iii) either the interest Transferred has been registered under the Securities Act and any applicable state securities laws or the Transfer is exempt from all applicable registration requirements and will not violate any applicable laws regulating the Transfer of securities; and

     (D) the Transferring Member reimburses the Company for all costs and expenses that the Company reasonably incurs in connection with the Transfer.

     SECTION 9.5 RIGHTS AND OBLIGATIONS OF ASSIGNEES AND TRANSFERRING MEMBERS.

     (A) A Transfer by a Member or other person shall not itself dissolve the Company or entitle the Assignee to become a Member or exercise any rights of a Member.

     (B) A Transfer by a Member to an Affiliate or to any Person with the Approval of the Board shall not affect the Transferring Member's power or right to vote on any matter submitted to the Members, or its right to appoint a representative to the Board, unless such Assignee is admitted to the Company as a Member pursuant to Section 9.6, in which event Assignee shall have the foregoing power and rights. A Transfer shall not eliminate the Member's entitlement to any rights associated with the Member's remaining interest, including, without limitation, rights to information, and shall not cause the Member to be released from any liability to the Company solely as a result of the Transfer.

     (C) An Assignee that is not admitted as a Member pursuant to Section 9.3 and 9.4 shall be entitled only to the Economic Interest with respect to the Transferred Interest and shall have no other rights (including, without limitation, rights to any information or accounting of the affairs of the Company or to inspect the books or records of the Company) with respect to the Transferred Interest. The Assignee shall nevertheless be subject to all of the obligations applicable to a Member under this ARTICLE IX if the Assignee becomes a Member, the voting and other rights associated with the interest held by the Assignee shall be restored and be held by the Member along with all other rights with respect to the Transferred Interest. The Assignee shall have no liability as a Member solely as a result of the Transfer.

     SECTION 9.6 EFFECT OF ADMISSION OF MEMBER ON TRANSFERRING MEMBER AND COMPANY. A Transferee may be admitted to the Company as a Member upon the Approval of the Board. Notwithstanding the admission of an Assignee as a Member, the Transferring Member shall not be released from any obligations to the Company existing as of the date of the transfer (other than obligations of the Transferring Member to make future Capital Contributions), but such admission shall cause the Transferring Member to cease to be a Member with respect to the interest Transferred when the Assignee becomes a Member. In any such case, the admission of the Assignee as a Member shall constitute the requisite consent of the Members to continue the business of the Company notwithstanding that such admission will cause the termination of the membership of the Transferring Member with respect to the interest Transferred.

     SECTION 9.7 DISTRIBUTIONS AND ALLOCATIONS REGARDING TRANSFERRED INTERESTS. Upon any Transfer during any Fiscal Year of the Company made in compliance with the provisions of this ARTICLE IX, Profits, Losses, each item thereof and all other items attributable to such interest for such Fiscal Year shall be divided and allocated between the Transferring

Member and the Assignee by taking into account their varying interests during such Fiscal Year, using any conventions permitted by law and selected by the Board. All distributions on or before the date of such Transfer shall be made to the Transferring Member and all distributions thereafter shall be made to the Assignee. Solely for purposes of making such allocations and distributions, the Company shall recognize such Transfer not later than the end of the calendar month during which it is given notice of such Transfer; provided that, if the Company is given notice of a Transfer at least 10 business days prior to the Transfer, the Company shall recognize such Transfer as the date of such Transfer, and provided, further, that, if the Company does not receive a notice stating the date such interest was Transferred and such other information as the Board may reasonably require within 30 days after the end of the Fiscal Year during which the Transfer occurs, then all such items shall be allocated, and all distributions shall be made, to the Member that, according to the books and records of the Company, was the owner of the interest on the last day of the Fiscal Year during which the Transfer occurs. Neither the Company nor the Board shall incur any liability for making allocations and distributions in accordance with the provisions of this Section 9.7, whether or not the Company or the Board has knowledge of any Transfer of any interest.

     SECTION 9.8 REQUIRED AMENDMENTS; CONTINUATION. If and to the extent any Assignee is admitted as a Member pursuant to Section 9.6, this Agreement shall be amended to admit such Assignee as a Member and to reflect the elimination of the Transferring Member (or the reduction of such Membership Interest) and (if and to the extent then required by the Act) a certificate of amendment to the Certificate reflecting such admission and elimination (or reduction) shall be filed in accordance with the Act. The admission of any substitute Member pursuant to this ARTICLE IX shall be deemed effective on the effective date of such amendment to this Agreement.

     SECTION 9.9 RESIGNATION. No Member shall have the right to resign or withdraw as a Member without the prior written Approval of the Board, which may be given or withheld in its sole and absolute discretion. Any Member that resigns without the Approval of the Board in contravention of this Section 9.9 shall be liable to the Company for all damages (including all lost profits and special, indirect and consequential damages) directly or indirectly caused by the resignation of such Member, and such Member shall be entitled to receive the fair value of his, her or its Membership Interest as of the date of his, her or its resignation (or, if less, the fair value of his, her or its interest as of the winding-up of the Company), as conclusively determined by the Board, only following the occurrence of the winding-up of the Company.

     SECTION 9.10 NO APPRAISAL RIGHTS. No Member shall be entitled to any appraisal rights with respect to such Member's Membership Interest, whether individually or as part of any class or group of Members, in the event of a merger, consolidation, or other transaction involving the Company or its securities unless such rights are expressly provided herein or by the agreement of merger, agreement of consolidation or other document effectuating such transaction.

     SECTION 9.11 VOID ASSIGNMENT. Any Transfer by any Member in contravention of this Agreement shall be void and ineffectual and shall not bind or be recognized by the Company or any other party. In the event of any Transfer in contravention of this Agreement, the purported transferee shall have no right to any profits, losses or distributions of the Company or any other rights of a Member.

                                   ARTICLE V.
                           BUY-SELL/DRAFTING OF ASSETS

     SECTION 10.1 BUY-SELL INFORMATION. Within fifteen (15) days after request by a Member given anytime (A) after the occurrence of a Buy-Sell Event as described in clauses (a) or (b) of the definition of a Buy-Sell Event, (B) after the occurrence of a Termination Event, or (C) after the expiration of the Commitment Period, the Officers shall prepare and deliver to each Member a property certification executed by KOP in the form of Schedule 10.1 (a "PROPERTY CERTIFICATION"). In addition, the Officers shall prepare and shall deliver to each Member a Property Certification within fifteen (15) days after the delivery by one Member to the other of a Buy-Sell Notice (the "15 DAY PROPERTY CERTIFICATION"). Notwithstanding anything to the contrary contained herein, each Member shall be limited to no more than two (2) requests per calendar year pursuant to Section 10.1(C) above. Requests by a Member pursuant to this Section
10.1 shall not in any way obligate such Member to deliver a Buy-Sell Notice under this Article X. Within ten (10) days after receipt of a Property Certification, CalEast shall deliver to KOP a confirmation that it has no knowledge of any material misstatements or omissions contained in the Property Certification or a statement of any material misstatements or omissions of which it has knowledge (the "CERTIFICATION CONFIRMATION").

     SECTION 10.2 BUY-SELL NOTICE. Upon an occurrence of a Buy-Sell Event as described in clause (d) of the definition of a Buy-Sell Event, either Member (the "OFFEROR MEMBER") may elect, in its sole discretion to give written notice (a "BUY-SELL NOTICE") to the other Member (the "OFFEREE MEMBER") (A) stating a price determined by the Offeror Member for a one hundred percent (100%) interest in the Company Properties and all other assets of the Company (the "BUY-SELL PRICE"), and (B) requiring the Offeree Member to either (1) sell its entire Membership Interest to the Offeror Member for a price equal to the amount that the Offeree Member would receive (the "OFFEREE VALUE") if (i) all of the Company Properties and all other assets of the Company were sold for the Buy-Sell Price,
(ii) all liabilities of the Company were paid in full (including amounts due under the Credit Facility, if any), and (iii) the remaining proceeds of the Company were distributed to the Members in accordance with Section 5.2, or (2) purchase the entire Membership Interest of the Offeror Member for a price equal to the amount that the Offeror Member would receive (the "OFFEROR VALUE") if the events specified in the foregoing clauses (i) through (iii) were to occur. Upon an occurrence of a Buy-Sell Event as described in clause (c) of the definition of a Buy-Sell Event, only the appropriate Member designated in Section 11.1(B) shall have the right to elect, in its sole discretion, to give a Buy-Sell Notice. Upon an occurrence of a Buy-Sell Event as described in clauses (a) or
(b) of the definition of a Buy-Sell Event, only CalEast shall have the right to elect, in its sole discretion, to give a Buy-Sell Notice. Notwithstanding the above, in the event that either (X) any 15 Day Property Certification, or (Y) any Certification Confirmation delivered in response to the delivery of any 15 Day Property Certification contains information which materially differs from the information contained in the Property Certification or Certification Confirmation upon which the Buy-Sell Notice which triggered the 15 Day Property Certification was based, then the Member who delivered such Buy-Sell Notice shall have ten (10) Business Days from and after the delivery of the Certification Confirmation delivered in response to the 15 Day Property

Certification to modify or withdraw its Buy-Sell Notice by delivering written notice of such modification or withdrawal to the other Member. Failure to modify or withdraw a Buy-Sell Notice within such ten (10) Business Day period shall be conclusively deemed to be a waiver of this right to withdraw or modify a Buy-Sell Notice. In the event that a Member elects to deliver a modified Buy-Sell Notice within this time period, the 15 Day Property Certification and Certification Confirmation requirements of Section 10.1 shall again apply.

     SECTION 10.3 BUY-SELL ELECTION. Upon receipt of a Buy-Sell Notice, the Offeree Member shall have sixty (60) days after delivery of the Certification Confirmation delivered in response to the 15 Day Property Certification to elect, by written notice to the Offeror Member signed by or on behalf of the Offeree Member (the "BUY-SELL ELECTION NOTICE"), either to:

     (A) sell its Membership Interest to the Offeror Member for a cash purchase price equal to the Offeree Value; or

     (B) purchase the Membership Interest of the Offeror Member for a cash purchase price equal to the Offeror Value.

     SECTION 10.4 CASH DEPOSIT.

     (A) If the Offeree Member elects to purchase the Offeror Member's Membership Interest pursuant to Section 10.3(B), the Offeree Member shall make contemporaneously with such election a cash deposit in escrow with a bank or other financial institution selected by the Offeror Member and identified in the Buy-Sell Notice in an amount calculated in accordance with Section 10.4(B) below. If the Offeree Member elects to sell its Membership Interest pursuant to
Section 10.3(A) the Offeror Member shall make, within five (5) Business Days of such election, a cash deposit in escrow with a bank or other financial institution selected by the Offeree Member and identified in the Buy-Sell Election Notice in an amount calculated in accordance with Section 10.4(B) below.

     (B) The cash deposit (the "BUY SELL DEPOSIT") referred to in Section 10.4(A) above shall be equal to ten percent (10%) of the Offeree Value or Offeror Value, as applicable. In the event that: (i) the Offeree Member elects to sell its Membership Interest pursuant to Section 10.3(A) or purchase the Offeror Member's Membership Interest pursuant to Section 10.3(B); and (ii) the purchasing Member fails to complete such purchase within the ninety (90) day period provided in Section 10.5, then the purchasing Member shall be deemed to be a Defaulting Member and the selling Member may retain the Buy Sell Deposit and either:

          (1) purchase the purchasing Member's Membership Interest for a cash purchase price equal to the Offeree Value or the Offeror Value, as applicable; or

          (2) exercise any other rights or remedies available at law or in equity.

     SECTION 10.5 COMPLETION OF TRANSFER OF MEMBERSHIP INTERESTS BETWEEN MEMBERS. Completion of the sale and purchase of any Membership Interests under Sections 10.3 and 10.4 shall take place at the Company's principal place of business no later than the date which is ninety (90) days after the date of the Buy-Sell Election Notice. All transfer, stamp and other taxes imposed on the transfer and all loan prepayment penalties or fees or assumption fees shall be payable by the purchasing Member, and all other costs associated with the transfer (including without limitation, any costs of review or negotiation of the documents evidencing or securing the Credit Facility or other debt of the Company or debt secured by the Company Properties necessary to implement the terms of this Section 10.5) shall be borne equally by the Members. Simultaneously with the sale and purchase of a Membership Interest, the Offeror Member and the Offeree Member shall execute such documents, and shall cause the lender under the Credit Facility to execute such documents, as reasonably necessary to release the selling Member from any and all of its obligations under the Credit Facility. All Membership Interests sold pursuant to this
ARTICLE X shall be sold free and clear of any liens or other encumbrances and together with all rights attached thereto as of the date of transfer.

     SECTION 10.6 INDEMNIFICATION. Any Member who shall purchase a Membership Interest (the "BUYING MEMBER") from another Member (the "SELLING MEMBER") pursuant to Section 10.5 shall as of and after the date of the transfer of the Membership Interest indemnify and hold harmless the Selling Member and its Affiliates from and against any and all manner of liability, loss, damage, cost, cause of action, lien, indebtedness or claim (collectively, a "CLAIM") arising out of or relating to the Company or the Selling Member's Membership Interest that the Selling Member may suffer or incur as a result of any event that may occur after the date of the transfer of the Membership Interest, except for a Claim arising as a result of the gross negligence, fraud or intentional misconduct of the Selling Member, in which case such indemnification shall not cover the Claim to the extent resulting from such gross negligence, fraud or intentional misconduct.

     SECTION 10.7 DRAFTING OF ASSETS. Upon receipt of a Buy-Sell Notice delivered as a result of the occurrence of a Buy-Sell Event as described in clauses (c) or (d) of the definition of a Buy-Sell Event, the Offeree Member may elect, in its sole discretion, to dissolve the Company and distribute the Company Properties through the process described in this Section 10.7 (the "DRAFTING PROCESS") in lieu of a transfer of Membership Interests pursuant to Sections 10.3 and 10.4 above, by giving written notice of its election to initiate the Drafting Process (the "DRAFT NOTICE") to the Offeror Member within fifteen (15) days after the delivery of the Certification Confirmation delivered in response to the 15 Day Property Certification. The failure to deliver a Draft Notice within said fifteen (15) day period shall be deemed to be an irrevocable waiver of its right to initiate the Drafting Process by the Offeree Member.

     (A) Within the thirty (30) day period commencing upon the date the Offeror Member receives a Draft Notice (the "VALUATION PERIOD"), each Member shall prepare and deliver to the other Member such Member's determination of the gross fair market value (the "GFMV") of each Company Property and the net value of each Company Property resulting after deducting all debt and other liabilities relating to each Company Property (both specific debt and the pro rata portions of all general or cross-collateralized and cross-defaulted debt and including any prepayment penalties or fees or assumption costs or fees which would be incurred as a result of the distribution of a Company Property to a Member, and with respect to which penalties, fees or expenses the Members agree to pursue the most economical alternative) (the "NET VALUE"), and the Members shall jointly agree upon and designate a duly qualified appraiser who (i) is licensed in New Jersey, (ii) has a minimum of ten (10) years experience appraising industrial properties in the New Jersey counties of Bergen, Hudson, Union, Somerset, Hunterdon, Mercer, Monmouth, Middlesex, Passaic, Morris, Sussex, Essex, and Warren, and (iii) is a member of The Appraisal Institute (a "QUALIFIED APPRAISER"). If the Members cannot agree upon a Qualified Appraiser prior to the expiration of the Valuation Period, then within five (5) business days after the expiration of the Valuation Period, each Member shall designate a Qualified Appraiser, which Qualified Appraisers shall, on or prior to the date which is ten (10) business days after the expiration of the Valuation Period, jointly designate a third Qualified Appraiser; if the two Qualified Appraisers cannot agree on a third Qualified Appraiser within such ten
(10) business day period, then the two Qualified Appraisers shall cause the third Qualified Appraiser to be selected by the Appraisal Institute within fifteen (15) business days after the expiration of the Valuation Period. The Qualified Appraiser designated by the Members, designated by the Members' Qualified Appraisers or designated by the Appraisal Institute, as the case may be, shall have thirty (30) days from and after the latest to occur of its selection, its receipt of the Members' GFMV and Net Value determinations, its receipt of the Property Certification and its receipt of the Certification Confirmation (the "ARBITRATION PERIOD") to choose the GFMV and Net Value which, in such Qualified Appraiser's professional judgement, most closely approximates the GFMV and Net Value of each Company Property. In connection therewith, the Qualified Appraiser shall be instructed not to take into account as base assumptions facts which are inconsistent with the facts set forth in the Property Certification and Certification Confirmation unless such facts have been approved in writing by the Members. The Qualified Appraiser shall not average the values or determine new values for the GFMV or Net Value for any Company Property and shall be strictly limited to choosing one or the other Member's designation of such values. The Qualified Appraiser's selection of one GFMV and Net Value for each Company Property from the Members' determinations of the GFMV and Net Value of each Company Property shall be final, conclusive and binding on the Members for the purpose of this Section 10.7 and shall be delivered to the Members on or before the expiration of the Arbitration Period by a written notice, which shall set forth the GFMV and Net Value of each Company Property (a "PRICE LIST"), which Price List shall not be subject to further review or challenge by either Member.

     (B) Within five (5) business days after receipt of the Price List, the Initial Drafting Member shall deliver to the other Member a written notice stating which Company Property it selects to have distributed to it (a "SELECTION NOTICE"). The other Member shall then have three (3) business days after receipt of such notice to select a Company Property to be distributed to it and to deliver a Selection Notice to the Initial Drafting Member. Subject to subsection (C) below, this procedure shall continue with each Member alternating delivery of Selection Notices to the other Member every three (3) business days until all of the Company Properties have been selected or until neither Member wishes to make a selection from the remaining unselected Company Properties. In the event that a Member fails to deliver a Selection Notice to the other Member within the allotted five (5) or three (3) business day period, as applicable, such Member shall be deemed to have waived that selection (but only that selection) and the other Member shall have three (3) business days from the expiration of the preceding three (3) business day period to deliver a Selection Notice to the other Member. In the event that at the conclusion of this process neither Member has selected a particular Company

Property or group of Company Properties, then the Company shall market such Company Property or group of Company Properties for sale to any Person. For the purpose of this Section 10.7(B), the "INITIAL DRAFTING MEMBER" shall be as follows: (i) CalEast in the event that the Buy-Sell Notice was delivered as a result of the events described in Sections 11.1(B)(i); 11.1(B)(ii)(1), 11.1(B)(ii)(2) or 11.1(B)(ii)(3); (ii) KOP in the event that the Buy-Sell Notice was delivered as a result of the events described in Sections 11.1(B)(ii)(4) or 11.1(B)(iii); or (iii) the Offeree Member in the event that the Buy-Sell Notice was delivered as a result of the occurrence of a Buy-Sell Event as described in clause (d) of the definition of a Buy-Sell Event.

     (C) Notwithstanding Sections 10.7(A) and (B), in the event that, at any time during the procedure set forth in Section 10.7(B), a selection by KOP would result in KOP receiving Company Properties whose aggregate Net Values would exceed the KOP Threshold, then (i) KOP shall be entitled to make an alternate selection so long as such alternate selection would not cause the aggregate Net Values of the Company Properties selected by KOP to exceed the KOP Threshold and the procedure set forth in Section 10.7(B) shall continue until such time as this Section 10.7(C) applies again, or, if KOP elects not to make such alternate selection, or if no such alternate then exists, then (ii) no selection shall be made by KOP and instead, CalEast shall have the right to select any or all of the remaining Company Properties in its Selection Notice. In the event that CalEast selects less than all of the remaining Company Properties, then KOP shall have the right to select any or all of the remaining Company Properties remaining after CalEast's selection. If KOP selects less than all of the remaining Company Properties, such remaining Company Properties shall be marketed for sale to any Person. For purposes of this Section 10.7(C) the "KOP THRESHOLD" shall be as follows: (1) 50% of the aggregate Net Values of the Company Properties as set forth on the Price List in the event that the Drafting Process was instituted as result of a Buy-Sell Notice delivered as a result of the occurrence of a Buy-Sell Event as described in clause (d) of the definition of Buy-Sell Event or (2) an amount equal to the sum of (A) the Offeror Value or Offeree Value, as the case may be, that KOP would have received assuming that all Company Properties were sold for cash and the Net Capital Proceeds from such sale which would be distributed to the Members in accordance with Section 5.2 equaled the sum of the Net Values set forth on the Price List plus (B) the greater of (i) three percent (3%) of the sum of the GFMVs for all Company Properties as set forth on the Price List, and (ii) five million dollars ($5,000,000), in the event that the Drafting Process was instituted as a result of a Buy-Sell Notice delivered other than as a result of the occurrence of a Buy-Sell Event as described in clause (d) of the definition of Buy-Sell Event.

     (D) After the Members have completed selecting the Company Properties (whether or not all of the Company Properties have been selected), the following procedure shall be followed:

          (i) within five (5) business days after the completion of the selection process, the Net Value of all of the Company Properties selected by each Member (the "DRAFT VALUE") shall be compared to the amount (the "PROPORTIONATE VALUE") such Member would have received on account of its Membership Interest assuming all of the Company Properties selected by the Members were sold for cash and the Net Capital Proceeds from such sales which would be distributed to the Members in accordance with Section 5.2 equaled the sum of the Net Values set forth on the Price List for such Company Properties;

          (ii) in the event that one Member has selected Company Properties whose Draft Value is in excess of such Member's Proportionate Value (an "EXCESS"), then at the time of the distribution of the Company Properties to the Members pursuant to Section 10.7(E) below, such Member shall make a cash payment to the other Member in an amount equal to the Excess (a "CASH ADJUSTMENT PAYMENT"). If a Member does not make the Cash Adjustment Payment when the Company Properties are to be distributed, no Company Properties shall be distributed, such Member shall be deemed to be a Defaulting Member hereunder and in order to eliminate the need for the Defaulting Member to make the Cash Adjustment Payment, the Non-Defaulting Member shall, in addition to having the right to pursue any rights or remedies available at law or in equity, have the right, exercisable in its sole discretion by delivering written notice to the Defaulting Member within thirty (30) days after the Cash Adjustment Payment was to be made, to either (A) cancel the Drafting Process and purchase the Defaulting Member's Membership Interest at a price equal to ninety percent (90%) of the Offeree Value based upon the Net Values set forth in the Price List, or (B) complete the Drafting Process by selecting one or more of the Company Properties previously selected by the Defaulting Member to be (1) distributed to the Non-Defaulting Member and/or (2) marketed for sale to any Person by the Company in accordance with clause (iii) below, even if such election results in the Non-Defaulting Member having to make a Cash Adjustment Payment to the Defaulting Member in which case the Company Properties shall be distributed in accordance with this notice;

          (iii) any Company Property not selected by a Member under Sections 10.7(B) or (C) or which goes to market as a result of Section 10.7(D)(ii) will be marketed for sale to any Person and the proceeds of such sale(s) shall be distributed in accordance with Section 5.2. For the purpose of cash distributions under this Section 10.7(D)(iii), distributions of Company Properties pursuant to subsection (E) below shall be treated as distributions of cash in an amount equal to the aggregate Net Values of such Company Properties as adjusted by any Cash Adjustment Payments made or received under Section 10.7(D)(ii) on the date such transfers took place and payments were made. Upon the completion of the sale of all remaining Company Properties, the Company shall be dissolved.

     (E) Within sixty (60) days of completion of the selection of Company Properties set forth in Sections 10.7(B), (C), and if applicable, (D)(ii), the Board shall cause the Company Properties to be distributed to the appropriate Member, any Cash Adjustment Payment required to be made by one Member to the other Member shall be made, and each Member's Capital Account shall be adjusted accordingly. Costs incurred in connection with the Drafting Process and distribution of Company Properties pursuant thereto shall be allocated as follows: (i) all survey, title and escrow costs incurred in connection with the distribution of a Company Property to a Member shall be borne by the Member receiving the applicable Company Property, (ii) all transfer taxes incurred in connection with the distribution of a Company Property to a Member shall be borne by the Company and shall be paid prior to the distribution of any Distributable Cash, or in the event that the Company does not have sufficient Distributable Cash to pay such expenses, then such expenses shall be borne ratably by the Members in proportion to the Member's respective Proportionate Values, (iii) all early payment penalties or fees, or assumption costs or fees, or like charges incurred in connection with the prepayment or assumption of debt secured by Company Properties to be distributed shall be borne by the Member receiving the applicable Company Property (with respect to which the Members agree to pursue the most economical alternative), (iv) all costs of reviewing or renegotiating Company debt or debt secured by Company Properties (excepting those costs set forth in clause (iii) above) shall be shared equally between the Members, (v) all costs of the Qualified Appraiser who determines the Price List shall be borne by the Member delivering the Draft Notice, and (vi) all costs of any other Qualified Appraisers required by this
Section 10.7 shall be borne by the Member designating such Qualified Appraiser. Any Member receiving a Company Property pursuant to a distribution under this
Section 10.7 shall, as of and after the date of the distribution of such Company Property, hold harmless the Company and the other Member from and against any and all manner of Claim arising out of or relating to that Company Property that the Company or such other Member may suffer or incur as a result of any event that may occur after the date of such distribution, except for a Claim arising as a result of the gross negligence, fraud or intentional misconduct of the Company or such other Member (and in the case of KOP being such other Member, such exception shall include Claims (1) arising as a result of the gross negligence, fraud or intentional misconduct of any Affiliate of KOP providing services under the Management Agreement and (2) if the facts of which would result in a breach of any representations, warranties or indemnities given by KOP or any Affiliate of KOP to the Company under or in connection with the Contract or the Lease Agreement) in which case such indemnification shall not cover the Claim to the extent resulting from such gross negligence, fraud or intentional misconduct or to the extent the facts of which result in a breach of any such representations, warranties or indemnities, as the case may be.


                                  ARTICLE VI.
                    DISSOLUTION, LIQUIDATION AND TERMINATION

     SECTION 11.1 DISSOLUTION.

     (A) The Company shall be dissolved and its affairs shall be wound up on the first to occur of the following:

          (i) the Approval of the Board;

          (ii) the entry of a decree of judicial dissolution of the Company under Section 18-802 of the Act;

          (iii) upon the election by the applicable Member (i.e., the Member entitled to deliver a Buy-Sell Notice upon the applicable Termination Event) after a Termination Event, unless such Member elects to give a Buy-Sell Notice as set forth in Section (B) below;

          (iv) the failure of the Board to Approve the acquisition and receipt of the contribution of the Initial Portfolio on or prior to the Initial Portfolio Date; and

          (v) the Termination Date.

The death, retirement, resignation, expulsion, incapacity, bankruptcy or dissolution of a Member, or the occurrence of any other event that terminates the continued membership of a Member in the Company, shall not cause a dissolution of the Company, and the Company shall continue in existence subject to the terms and conditions of this Agreement.

     (B) Notwithstanding anything to the contrary contained in Sections 6.3(B)(ii) or 6.3(C), following the occurrence of any of the following (each, a "TERMINATION EVENT"), the Member specified below may elect to cause the Company to be dissolved pursuant to this Article XI or to deliver a Buy-Sell Notice to the other Member:

          (i) by CalEast, at any time during the period that begins on the date which is eighteen months after the Formation Date and ends on the date on which the Members have been obligated to contribute ninety percent (90%) of their respective Member Commitments, if:

               (1)  CalEast is not then a Defaulting Member; and

               (2) KOP fails to present to the Company at least $150,000,000 of Proposed Investments which conform to the Investment Criteria (the "Conforming Investment Threshold") during any eighteen (18) month period prior to the earlier of the expiration of the Commitment Period or the date on which the Members have been obligated to contribute ninety percent (90%) of their respective Member Commitments; notwithstanding the above, any Proposed Investment which is Approved by the Board pursuant to Section 3.1(B) shall be counted toward the Conforming Investment Threshold whether or not it conforms to the Investment Criteria; or

          (ii) by CalEast, at any time, if:

               (1)  KOP ceases to be controlled by Keystone;

               (2)  there is a Change of Control at Keystone; or

               (3) During the Exclusivity Period, the Acquisitions and Development Officer resigns or is removed or ceases to be employed by Keystone or a Keystone Affiliate and has not been replaced within ninety (90) days by someone who enjoys a favorable reputation in the industrial real estate community and who has a minimum of (a) ten (10) years of industrial acquisition experience; (b) the last four (4) years of which were concentrated on industrial real estate located in Northern and Central New Jersey, (c) five (5) years of which were in an executive position and who is reasonably acceptable to CalEast; or

               (4) KOP exercises its right to terminate the Exclusivity Period as the result of the occurrence of the Termination Event specified in Section 11.1(B)(iii); or

          (iii) by KOP, at any time during the period that begins on the date which is eighteen months after the Formation Date and ends on the date on which the Members have been obligated to contribute ninety percent (90%) of their respective Member Commitment, if:

               (1)  KOP is not a Defaulting Member; and

               (2) KOP has exceeded the Conforming Investment Threshold during any eighteen (18) month period prior to the earlier of the expiration of the Commitment Period or the date on which the Members have contributed ninety percent (90%) of their respective Member Commitments, and the Board shall have failed to Approve at least $100,000,000 (the "REJECTION THRESHOLD") of Proposed Investments for acquisition. Any Proposed Investment which is Approved by the Board pursuant to Section 3.1(B) shall be counted toward the Rejection Threshold whether or not it conforms to the Investment Criteria.

     SECTION 11.2 LIQUIDATION AND TERMINATION. On dissolution of the Company, the Board shall act as liquidator or may appoint one or more Officers as liquidator. The liquidators shall proceed diligently to wind up the affairs of the Company and make final distributions as provided herein and in the Act. The costs of liquidation shall be borne as a Company expense. Until final distribution, the liquidators shall continue to operate the Company's Officers Properties with all of the power and authority of the Board. The steps to be accomplished by the liquidators are as follows:

     (A) As promptly as possible after dissolution and again after final liquidation, the liquidator(s) shall cause a proper accounting to be made by a recognized firm of certified public accountants of the Company's assets, liabilities and operations through the last day of the calendar month in which the dissolution occurs or the final liquidation is completed, as applicable.

     (B) The liquidator(s) shall cause the notice described in the Act to be mailed to each known creditor of and claimant against the Company in the manner described thereunder.

     (C) The liquidator(s) shall pay, satisfy or discharge from Company funds all of the debts, liabilities and obligations of the Company (including, without limitation, all expenses incurred in liquidation) or otherwise make adequate provision for payment and discharge thereof (including, without limitation, the establishment of a cash fund for contingent liabilities in such amount and for such term as the liquidator may reasonably determine).

     (D) The balance, if any, of the Company's remaining assets shall be distributed to the Members in accordance with Section 5.2. Notwithstanding the provisions of

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Section 5.3, items of income, gain, deduction and loss for the final Taxable
Year of the Company shall be allocated to the Members' Capital Accounts in such a manner that the Members' positive Capital Account balances shall be, immediately prior to the distribution pursuant to Section 11.2(D), in such proportion. To the extent practicable, distributions pursuant to this Section 11.2(D) shall be made by the end of the Taxable Year of the Company during which the liquidation occurs (or, if later, 90 days after the date of the liquidation).

The liquidator(s) shall cause only cash, evidences of indebtedness and other securities to be distributed in any liquidation. The distribution of cash and/or property to a Member in accordance with the provisions of this Section 11.2 constitutes a complete return to such Member of its Capital Contributions and a complete distribution to the Member of its interest in the Company and all the Company's property and constitutes a compromise to which all Members have consented within the meaning of the Act. The distribution of cash and/or property to an Assignee who is not a Member in accordance with the provisions of this Section 11.2 constitutes a complete distribution to such Assignee of its interest in the Company and all the Company's property and constitutes a compromise to which all Members have consented within the meaning of the Act. To the extent that a Member returns funds to the Company, it has no claim against any other Member for those funds.

     SECTION 11.3 DEEMED DISTRIBUTION AND RECONTRIBUTION. Notwithstanding any other provision of this ARTICLE XI, in the event the Company is "liquidated" within the meaning of Treasury Regulation section 1.704-1(b)(2)(ii)(g), the Company's assets shall not be liquidated, the Company's liabilities shall not be paid or discharged, and the Company's affairs shall not be wound up. Instead, the Company shall be deemed to have contributed its assets to a newly-created limited liability company in exchange for such company's assumption of the Company's liabilities and equity interests in such new company. Immediately thereafter, the Company shall be deemed to have distributed the new limited liability company equity interests to the Members in accordance with their Capital Accounts.

     SECTION 11.4 DEFICIT CAPITAL ACCOUNTS. Notwithstanding any custom or rule of law to the contrary, to the extent that any Member has a deficit Capital Account balance, upon dissolution of the Company such deficit shall not be an asset of the Company and such Members shall not be obligated to contribute such amount to the Company to bring the balance of such Member's Capital Account to zero.

     SECTION 11.5 CANCELLATION OF CERTIFICATE. On completion of the distribution of Company assets as provided herein, the Company is terminated, and shall file a certificate of cancellation with the Secretary of State of the State of Delaware, cancel any other filings made pursuant to Section 2.1 and take such other actions as may be necessary to terminate the Company.

     SECTION 11.6 TAX DEFERRAL. If so requested in writing by KOP, CalEast shall cooperate with KOP in facilitating one or more tax deferred exchanges pursuant to ss.1031 of the Code or other tax deferred transaction or transactions by KOP in connection with the sale of any Company Property and the winding-up and liquidation of the Company, provided, however, that CalEast shall not be required hereby to: (i) incur costs or liabilities other than costs and liabilities incurred in a sale of the Company Property or Properties in question for cash in the


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

ordinary course; or (ii) accept as consideration for such sale or other disposition any medium of payment other than cash; or (iii) materially delay receipt of its consideration as a result of its cooperation.

                                  ARTICLE VII.
                        GENERAL/MISCELLANEOUS PROVISIONS

     SECTION 12.1 OFFSET. Whenever the Company is to pay any sum to any Member, any amounts that such Member owes to the Company may be deducted from that sum before payment; provided that the full amount that would otherwise be distributed shall be debited from the Member's Capital Account pursuant to
Section 4.1.

     SECTION 12.2 WAIVER OF CERTAIN RIGHTS. Each Member irrevocably waives any right it may have to demand any distributions or withdrawal of property from the Company or to maintain any action for dissolution (except pursuant to Section 18-802 of the Act) of the Company or for partition of the property of the Company.

     SECTION 12.3 INDEMNIFICATION AND REIMBURSEMENT FOR PAYMENTS ON BEHALF OF A MEMBER. If the Company is obligated to pay any amount to a governmental agency (or otherwise makes a payment) because of a Member's status or otherwise specifically attributable to a Member (including, without limitation, federal, state or local withholding taxes imposed with respect to any issuance of Membership Interests to a Member or any payments to a Member, federal withholding taxes with respect to foreign Persons, state personal property taxes, state personal property replacement taxes, state unincorporated business taxes, etc.), then such Member (the "INDEMNIFYING MEMBER") shall indemnify the Company in full for the entire amount paid (including, without limitation, any interest, penalties and expenses associated with such payments). At the option of the Board, either:

     (A) promptly upon notification of an obligation to indemnify the Company, the Indemnifying Member shall make a cash payment to the Company equal to the full amount to be indemnified (provided that the amount paid shall not be treated as a Capital Contribution); or

     (B) the Company shall reduce distributions that would otherwise be made to the Indemnifying Member, until the Company has recovered the amount to be indemnified (provided that the amount of such reduction shall be deemed to have been distributed for all purposes of this Agreement).

An Indemnifying Member's obligation to make contributions to the Company under this Section 12.3 shall survive the termination, dissolution, liquidation and winding up of the Company and, for purposes of this Section 12.3, the Company shall be treated as continuing in existence. The Company may pursue and enforce all rights and remedies it may have against each Indemnifying Member under this
Section 12.3, including instituting a lawsuit to collect such contribution with interest calculated at Prime Rate plus five percentage points per annum (but not in excess of the highest rate per annum permitted by law).

     SECTION 12.4 NOTICES. Except as expressly set forth to the contrary in this Agreement, all notices, demands or other communications to be given or delivered under or by reason of the provisions of this Agreement must be in writing and shall be deemed delivered: (i)


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

upon delivery if delivered in person; (ii) upon the date indicated in the return receipt as being the date of actual receipt if mailed by United States registered or certified mail with return receipt requested, addressed to the recipient, postage paid; (iii) upon transmission if sent via telecopier, with a confirmation copy sent via overnight mail, provided that confirmation of such overnight delivery is received; or (iv) one (1) Business Day after deposit with a national overnight courier provided that confirmation of such overnight delivery is received. All notices, requests and consents to be sent to a Member must be sent to or made at the address (or facsimile number) given for that Member on SCHEDULE 3.2, or such other address (or facsimile number) as that Member may specify by notice to the other Members. Any notice, request or consent to the Company or the Board must be given to the Board or, if appointed, the secretary of the Company at the Company's chief executive offices. Whenever any notice is required to be given by law or this Agreement, a written waiver thereof, signed by the Person entitled to notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice.

     SECTION 12.5 PUBLIC ANNOUNCEMENTS. No Member shall make any public announcement or filing with respect to the transactions provided for herein without the prior Approval of the Board, unless such party has been advised by counsel such disclosure is required by applicable law. To the extent reasonably feasible, any press release or other announcement or notice regarding the transactions contemplated by this Agreement shall be made by the Board or any other party designated by the Board.

     SECTION 12.6 ENTIRE AGREEMENT. This Agreement and other written agreements among the Members and their Affiliates relating to the Company of even date herewith constitute the entire agreement among the Members relating to the Company and supersedes all prior contracts or agreements with respect to the Company, whether oral or written.

     SECTION 12.7 EFFECT OF WAIVER OR CONSENT. A waiver or consent, express or implied, to or of any breach or default by any Person in the performance by that Person of its obligations hereunder or with respect to the Company is not a consent or waiver to or of any other breach or default in the performance by that Person of the same or any other obligations of that Person hereunder or with respect to the Company. Failure on the part of a Person to complain of any act of any Person or to declare any Person in default hereunder or with respect to the Company, irrespective of how long that failure continues, does not constitute a waiver by that Person of its rights with respect to that default until the applicable statute-of-limitations period has run.

     SECTION 12.8 AMENDMENT OR MODIFICATION. This Agreement and any provision hereof may be amended or modified from time to time only by a written instrument signed by both Members. Notwithstanding the preceding sentence, the Board may amend and modify the provisions of this Agreement (including ARTICLE V) and
SCHEDULE 3.2 hereto to the extent necessary to reflect the admission or substitution of any Member permitted under this Agreement.

     SECTION 12.9 SEVERABILITY. Should any provision of this Agreement be held to be enforceable only if modified, such holding shall not affect the validity of the remainder of this Agreement, the balance of which shall continue to be binding upon each Member with any such modification to become a part hereof and treated as though originally set forth in this Agreement.


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

The Members further agree that any court or arbitrator is expressly authorized to modify any such unenforceable provision of this Agreement in lieu of severing such unenforceable provision from this Agreement in its entirety, whether by rewriting the offending provision, deleting any or all of the offending provision, adding additional language to this Agreement, or by making such other modifications as it deems warranted to carry out the intent and agreement of the Members as embodied herein to the maximum extent permitted by law. The Members expressly agree that this Agreement as so modified shall be binding upon and enforceable against each of them. In any event, should one or more of the provisions of this Agreement be held to be invalid, illegal or unenforceable in any respect under applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision hereof, and if such provision or provisions are not modified as provided above, this Agreement shall be construed as if such invalid, illegal or unenforceable provisions had never been set forth herein.

     SECTION 12.10 SUCCESSORS AND ASSIGNS. Except as otherwise provided herein, this Agreement is binding on and shall inure to the benefit of the parties hereto and their respective heirs, legal representatives, administrators, executors, successors and permitted assigns.

     SECTION 12.11 FURTHER ASSURANCES. In connection with this Agreement and the transactions contemplated hereby, each Member shall execute and deliver any additional documents and instruments and perform any additional acts that may be necessary or appropriate to effectuate and perform the provisions of this Agreement and those transactions.

     SECTION 12.12 NOTICE TO MEMBERS OF PROVISIONS. By executing this Agreement, each Member acknowledges that it has actual notice of (a) all of the provisions hereof (including, without limitation, the restrictions on the transfer set forth in ARTICLE IX) and (b) all of the provisions of the Certificate.

     SECTION 12.13 REMEDIES. The Company and the Members shall be entitled to enforce their rights under this Agreement specifically, to recover damages by reason of any breach of any provision of this Agreement (including costs of enforcement) and to exercise any and all other rights at law or at equity existing in their favor. The parties hereto agree and acknowledge that money damages may not be an adequate remedy for any breach of the provisions of this Agreement (and thus waive as defense that there is an adequate remedy at law), and that the Company or any Member may in his, her or its sole discretion apply to any court of law or equity of competent jurisdiction for specific performance or injunctive relief (without posting a bond or other security) in order to enforce or prevent any violation or threatened violation of the provisions of this Agreement.

     SECTION 12.14 THIRD PARTIES. Nothing herein expressed or implied is intended or shall be construed to confer upon or give to any person or entity, other than the parties to this Agreement and their respective successors and permitted assigns, any rights or remedies under or by reason of this Agreement.

     SECTION 12.15 GOVERNING LAW. THIS AGREEMENT IS GOVERNED BY AND SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAW OF THE STATE OF DELAWARE EXCLUDING ANY CONFLICT-OF-LAWS RULE OR PRINCIPLE


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

THAT MIGHT REFER THE GOVERNANCE OR THE CONSTRUCTION OF THIS AGREEMENT TO THE LAW OF ANOTHER JURISDICTION. In the event of a direct conflict between the provisions of this Agreement and any provision of the Certificate or any mandatory provision of the Act, the applicable provision of the Certificate or the Act shall control. If any provision of this Agreement or the application thereof to any Person or circumstance is held invalid or unenforceable to any extent, the remainder of this Agreement and the application of that provision to other Persons or circumstances is not affected thereby and that provision shall be enforced to the greatest extent permitted by law.

     SECTION 12.16 WAIVER OF JURY TRIAL. The parties to this Agreement each hereby waives, to the fullest extent permitted by law, any right to trial of any claim, demand, action, or cause of action (i) arising under this Agreement or
(ii) in any way connected with or related or incidental to the dealings of the parties hereto in respect of this Agreement or any of the transactions related hereto, in each case whether now existing or hereafter arising, and whether in contract, tort, equity, or otherwise. The parties to this Agreement each hereby agrees and consents that any such claim, demand, action, or cause of action shall be decided by court trial without a jury and that the parties to this Agreement may file an original counterpart of a copy of this Agreement with any court as written evidence of the consent of the parties hereto to the waiver of their right to trial by jury.

     SECTION 12.17 WAIVER OF CERTAIN RIGHTS. Each Member irrevocably waives any right it may have to demand any distributions or withdrawal of property from the Company or to maintain any action for dissolution (except pursuant to Section 18-802 of the Act) of the Company or for partition of the property of the Company.

     SECTION 12.18 COUNTERPARTS. This Agreement may be executed in multiple counterparts with the same effect as if all signing parties had signed the same document. All counterparts shall be construed together and constitute the same instrument.

     SECTION 12.19 DESCRIPTIVE HEADINGS. The descriptive headings of this Agreement are inserted for convenience only and do not constitute a substantive part of this Agreement.

     SECTION 12.20 CONFLICTS. In the event of a direct conflict between the provision of this Agreement and any provision of the Certificate or any mandatory provision of the Act, the applicable provision of the Certificate or the Act shall control. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability shall not affect the validity, legality or enforceability of any other provision of this Agreement in such jurisdiction or affect the validity, legality or enforceability of any provision in any other jurisdiction, but this Agreement shall be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision had never been contained herein.

     SECTION 12.21 TIME OF THE ESSENCE; COMPUTATION OF TIME. Time is of the essence for each and every provision of this Agreement. Whenever the last day for the exercise

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of any privilege or the discharge or any duty hereunder shall fall upon a
Saturday, Sunday, or any date on which banks in Chicago, Illinois are authorized to be closed, the party having such privilege or duty may exercise such privilege or discharge such duty on the next succeeding day which is a regular business day.

     SECTION 12.22 NO STRICT CONSTRUCTION. The parties hereto have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties hereto, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any of the provisions of this Agreement.

     SECTION 12.23 TRANSACTION EXPENSES. Except as otherwise provided in the Contract, all legal, due diligence and other consulting fees, costs and expenses incurred by the Members in negotiating this Agreement, the Contract, the Lease Agreement and any related documents and in evaluating the Contributed Property and Sold Properties shall be borne by the party incurring such fees, costs and expenses. The filing fees and expenses incurred by the Company in its formation shall be borne by the Company.

     SECTION 12.24 DISCOUNT RATE. As used in this Agreement, all calculations of net present value shall apply a discount rate of ten percent (10%) per annum.

     SECTION 12.25 APPRAISAL. The parties agree that in the event that in connection with the appraisal of CalEast's portfolio that is to take place in June, 2002, the appraiser, after having reviewed ARTICLE X, states that he would be required to discount the value CalEast's Membership Interest to reflect a venture interest rather than a pro rata interest in the Company Properties, the parties will promptly amend this Agreement to provide either Member with an option to deliver a Buy-Sell Notice in accordance with the procedures applicable to Buy-Sell Events described in clause (d) of the definition of Buy-Sell Events as set forth in ARTICLE X.


                                   * * * * * *

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


     IN WITNESS WHEREOF, the Members have executed this Agreement as of the date first set forth above.

                                 KEYSTONE OPERATING PARTNERSHIP, L.P.,
                                 a Delaware limited partnership


                                 By: Keystone Property Trust
                                 Its: General Partner

                                     By: /s/ Robert F. Savage, Jr.
                                         ------------------------------
                                     Its: Vice President
                                          -----------------------------



                                 CALEAST INDUSTRIAL INVESTORS, LLC, a California limited liability company,


                                 By: LaSalle Investment Management, Inc.
                                 Its: Manager

                                     By: /s/ Matthew H. Reed
                                         -------------------------------
                                     Its: Managing Director
                                          -----------------------------

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